Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

Dated as of October 31, 2008

among

LIHUA INTERNATIONAL, INC.

and

THE PURCHASERS LISTED ON EXHIBIT A

Exhibit D-3	Form of Lock-up Agreement for Magnify Wealth

Exhibit E-1	Form of Escrow General Agreement

Exhibit E-2	Form of Securities Escrow Agreement

Exhibit E-3	Form of Investor and Public Relations Escrow Agreement

Exhibit E-4	Form of Lihua Shareholder Escrow Agreement

Exhibit F	Series A Certificate of Designation

Exhibit G	Irrevocable Transfer Agent Instructions

Exhibit H	Form of Opinion of Counsel

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is dated as of October 31, 2008 by and among Lihua International, Inc. (f/k/a Plastron Acquisition Corp. I), a Delaware corporation, (the “Company”) and each of the Purchasers of Units whose names are set forth on Exhibit A hereto (individually, a “Purchaser” and collectively, the “Purchasers”).

The parties hereto agree as follows:

ARTICLE I

Purchase and Sale of Preferred Stock and Warrants

Section 1.1 Purchase and Sale of Stock. Upon the following terms and conditions, the Company shall issue and sell to the Purchasers and each of the Purchasers shall purchase from the Company, Units (the “Units”), each consisting of one share of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Shares”), convertible into one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and a Series A Warrant (as defined below) to purchase the number of shares of Common Stock equal to twenty two percent (22%) of the Preferred Shares purchased by each Purchaser pursuant to the terms of this Agreement, as set forth opposite such Purchaser’s name on Exhibit A hereto, as applicable. The designation, rights, preferences and other terms and provisions of the Series A Convertible Preferred Stock are set forth in the Series A Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock attached hereto as Exhibit F (the “Series A Certificate of Designation”). The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) or Section 4(2) of the Securities Act.

Section 1.2 Warrants. Upon the following terms and conditions and for no additional consideration, each of the Purchasers shall be issued Series A Warrants, in substantially the form attached hereto as Exhibit B (the “Warrants”), to purchase the number of shares of Common Stock equal to twenty two percent (22%) of the number of Preferred Shares purchased by each Purchaser pursuant to the terms of this Agreement, as set forth opposite such Purchaser’s name on Exhibit A hereto. The Warrants shall expire five (5) years following the Closing Date, and have an initial exercise price of $3.50.

Section 1.3 Conversion and Warrant Shares. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of shares of Common Stock equal to one hundred thirty percent (130%) of the number of shares of Common Stock as shall from time to time be sufficient to effect conversion of all of the Preferred Shares and exercise of the Warrants then outstanding. Any shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants (and such shares when issued) are herein referred to as the “Conversion Shares” and the “Warrant Shares”, respectively. The Preferred Shares, the Conversion Shares and the Warrant Shares are sometimes collectively referred to as the “Shares”.

Section 1.4 Purchase Price and Closing. Subject to the terms and conditions hereof, the Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase the Units for an aggregate purchase price of $15,000,000 (the “Offering Amount”), or $2.20 per Unit (the “Purchase Price”). The closing of the purchase and sale of the Units to be acquired by the Purchasers from the Company under this Agreement shall take place at the offices of Loeb & Loeb, LLP, 345 Park Avenue, New York, NY 10154 (the “Closing”). Subject to the terms and conditions set forth in this Agreement, the date and time of the Closing shall be the Closing Date (or such later date as is mutually agreed to by the Company and Vision Opportunity China LP (“Vision Opportunity China”, as the lead Purchaser), provided, that all of the conditions set forth in Article IV hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith (the “Closing Date”). Subject to the terms and conditions of this Agreement, at the Closing the Company shall deliver or cause to be delivered to each Purchaser (x) a certificate for the number of Preferred Shares set forth opposite the name of such Purchaser on Exhibit A hereto, (y) its Warrants to purchase such number of shares of Common Stock as is set forth opposite the name of such Purchaser on Exhibit A attached hereto and (z) any other documents required to be delivered pursuant to Article IV hereof. At the Closing, each Purchaser shall deliver its Purchase Price by wire transfer to the escrow account pursuant to the Escrow General Agreement (as hereafter defined). The parties acknowledge that at the Closing, One Million Dollars ($1,000,000) of the Offering Amount shall be held in escrow and not disbursed to the Company until such time as the covenants discussed in Section 3.23 (Registered Capital of Lihua Copper), Section 3.35 (Environmental Authority Approval for Jiangsu Lihua Copper Industry Co., Ltd.), Section 3.37 (Comply with Relevant Employment Laws in PRC), Section 3.38 (Construction Works Planning Permit and Construction Works Execution Permit for Lihua Copper), Section 3.43 (Intellectual Property and Commercial and Trade Secrets), Section 3.44 (Payment of Stamp Tax), Section 3.45 (Filing of PRC Certificates) and Section 3.46 (Lihua Copper Pay-Off Loan from Lihua Electron) are complied with, in full and the satisfaction of Vision Opportunity China and JZJ (as defined below). In addition, the parties acknowledge that Seven Hundred Fifty Thousand Dollars ($750,000) of the Purchase Price funded on the Closing Date shall be deposited in an escrow account pursuant to the Escrow General Agreement to be used by the Company in connection with investor and public relations.

Section 1.5 Share Exchange Transaction. The parties acknowledge that immediately prior to the consummation of the transactions contemplated by this Agreement, the Company will issue shares of its Common Stock to Magnify Wealth Enterprise Limited organized in the British Virgin Islands (“Magnify Wealth”), pursuant to that certain Share Exchange Agreement dated as of October 31, 2008 by and among Magnify Wealth, Ally Profit Investments Limited, a British Virgin Islands company (“Ally Profit”), the Company and the controlling stockholders of the Company (the “Share Exchange Agreement”). Upon consummation of the transactions contemplated by the Share Exchange Agreement, Ally Profit, together with its subsidiaries, will become the wholly owned subsidiaries of the Company (the “Share Exchange Transaction”).

ARTICLE II

Representations and Warranties

Section 2.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers on behalf of itself and its subsidiaries, as of the date hereof and the Closing Date (except as set forth on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein), as follows:

(a) Organization, Good Standing and Power. The Company and each of its subsidiaries is a corporation or other entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization (as applicable) and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. Except as disclosed on Schedule 2.1(g), the Company does not have any subsidiaries. Except as set forth on Schedule 2.1(g), the Company and each such subsidiary is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect (as defined in Section 2.1(c) hereof) on the Company’s financial condition.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), the Lock-Up Agreements (as defined in Section 3.18 hereof) in the forms attached hereto as Exhibit D-1, D-2 and D-3, the Escrow Agreement by and among the Company, the Purchasers and the escrow agent named therein, dated as of the date hereof, substantially in the form of Exhibit E-1 attached hereto (the “Escrow General Agreement”), the Securities Escrow Agreement by and among the Company, the Purchasers, the Principal Stockholder (as hereinafter defined) and the escrow agent named therein, dated as of the date hereof, substantially in the form of Exhibit E-2 attached hereto (the “Securities Escrow Agreement”), the Investor and Public Relations Escrow Agreement by and among the Company, the Purchasers and the escrow agent named therein, dated as of the date hereof, substantially in the form of Exhibit E-3 attached hereto (the “Investor and Public Relations Escrow Agreement”), the Lihua Shareholders Escrow Agreement by and among the Company, the Shareholders and the escrow agent named therein, dated as of the date hereof, substantially in the form of Exhibit E-4 attached hereto (the “Lihua Shareholders Escrow Agreement” and together with the Escrow General Agreement, the Securities Escrow Agreement and the Investor and Public Relations Escrow Agreement, the “Escrow Agreements”), the Irrevocable Transfer Agent Instructions (as defined in Section 3.12), the Series A Certificate of Designation, and the Warrants (collectively, the “Transaction Documents”) and to issue and sell the Units, the Shares and the Warrants in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company. The other Transaction Documents will have been duly executed and delivered by the Company at the Closing. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c) Capitalization. The authorized capital stock of the Company and the shares thereof currently issued and outstanding as of the date hereof and as contemplated by the Transaction Documents are set forth on Schedule 2.1(c) hereto. All of the outstanding shares of the Common Stock and the Preferred Shares have been duly and validly authorized. Except as contemplated by the Transaction Documents or as set forth on Schedule 2.1(c) hereto, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Except as contemplated by the Transaction Documents, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except as contemplated by the Transaction Documents or as set forth on Schedule 2.1(c) hereto, the Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. Except as contemplated by the Transaction Documents, the Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable Federal and state securities laws, and no stockholder has a right of rescission or claim for damages with respect thereto which would have a Material Adverse Effect (as defined below). The Company has furnished or made available to the Purchasers true and correct copies of the Company’s Certificate of Incorporation as in effect on the date hereof (the “Certificate”), and the Company’s Bylaws as in effect on the date hereof (the “Bylaws”). For the purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on the business, operations, properties, or financial condition of the Company and its subsidiaries individually, or in the aggregate and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.

(d) Issuance of Shares. The Units, the Preferred Shares and the Warrants to be issued at the Closing have been duly authorized by all necessary corporate action and the Preferred Shares, when paid for or issued in accordance with the terms hereof, shall be validly issued and outstanding, fully paid and nonassessable and entitled to the rights and preferences set forth in the Series A Certificate of Designation. When the Conversion Shares and the Warrant Shares are issued in accordance with the terms of the Series A Certificate of Designation and the Warrants, respectively, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, and the holders shall be entitled to all rights accorded to a holder of Common Stock.

(e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated herein and therein do not and will not (i) violate any provision of the Company’s Certificate or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which it or its properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, pledge, charge or encumbrance (collectively, “Lien”) of any nature on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, provided, however, that, excluded from the foregoing in all cases are such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. Other than as disclosed on Schedule 2.1(e), the business of the Company and its subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under Federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, or issue and sell the Preferred Shares, the Warrants, the Conversion Shares and the Warrant Shares in accordance with the terms hereof or thereof (other than (x) any consent, authorization or order that has been obtained as of the date hereof, (y) any filing or registration that has been made as of the date hereof or (z) any filings which may be required to be made by the Company with the Commission or state securities administrators subsequent to the Closing.)

(f) Commission Documents, Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “Commission Documents”). The Company has delivered or made available to each of the Purchasers true and complete copies of the Commission Documents, at the request of any such Purchaser. The Company has not provided to the Purchasers any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement or other than pursuant to a non-disclosure or confidentiality agreement signed by the Purchasers. A current report on Form 8-K is required to be and shall be filed by the Company within four business days after the Closing Date to disclose the Transaction Documents, the Share Exchange Agreement, the Restructuring Agreements and transactions related thereto (the “Form 8-K”). At the time of the respective filings, the Form 10-KSB and the Form 10-Qs complied and, in the case of the Form 8-K, will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents. As of their respective filing dates, none of the Form 10-KSB, Form 10-Qs or Form 8-K contained, contain or will contain, as applicable, any untrue statement of a material fact; and none omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Documents, and the financial statements of the Company and its subsidiaries that will be included in the Form 8-K (a copy of which has been delivered to the Purchaser), comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Ally Profit Financial Statements (as defined in Section 4.2(u) hereof) comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. The Ally Profit Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved and fairly present in all material respects, the financial conditions and results of Ally Profit and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended.

(g) Subsidiaries. Schedule 2.1(g) hereto sets forth each subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of ownership of each subsidiary. For the purposes of this Agreement, “subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries. All of the outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. Other than as contemplated by the Transaction Documents, there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any subsidiary for the purchase or acquisition of any shares of capital stock of any subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Other than as contemplated by the Transaction Documents, neither the Company nor any subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any subsidiary. The Company and its subsidiaries, as applicable, each have the unrestricted right to vote, and (subject to limitations or restrictions imposed by applicable law) to receive dividends and distributions on, all capital securities of its subsidiaries as owned by the Company or any such subsidiary, as the case may be.

(h) No Material Adverse Effect. Other than as disclosed on Schedule 2.1(h), since June 30, 2008, neither the Company nor any of its subsidiaries has experienced or suffered any Material Adverse Effect.

(i) No Undisclosed Liabilities. Other than as disclosed on Schedule 2.1(i) and in the Form 8-K, neither the Company nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s or its subsidiaries’ respective businesses since June 30, 2008 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its subsidiaries.

(j) No Undisclosed Events or Circumstances. To the Company’s knowledge, no event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(k) Indebtedness. Other than as disclosed on Schedule 2.1(k), the Ally Profit Financial Statements set forth all outstanding secured and unsecured Indebtedness of the subsidiaries of the Company on a consolidated basis, or for which the subsidiaries of the Company have commitments as of the date of such Ally Profit Financial Statements or any subsequent period that would require disclosure. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. Except as set forth in Schedule 2.1(k), neither the Company nor any subsidiary is in default with respect to any Indebtedness.

(l) Title to Assets. Other than as disclosed on Schedule 2.1(l), each of the Company and its subsidiaries has good and marketable title to (i) all properties and assets purportedly owned or used by them as reflected in the Ally Profit Financial Statements, (ii) all properties and assets necessary for the conduct of their business as currently conducted, and (iii) all of its real and personal property reflected in the Ally Profit Financial Statements free and clear of any Lien. All leases of the Company and each of its subsidiaries are valid and subsisting and in full force and effect.

(m) Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any subsidiary or any executive officers or directors of the Company or subsidiary in their capacities as such.

(n) Compliance with Law. Other than as disclosed on Schedule 2.1(n), the business of the Company and the subsidiaries has been and is presently being conducted in material compliance with all applicable federal, state and local governmental laws, rules, regulations and ordinances. The Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business in all material respects as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(o) Taxes. The Company and each of the subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the subsidiaries for all current taxes and other charges to which the Company or any subsidiary is subject and which are not currently due and payable. None of the federal income tax returns of the Company or any subsidiary have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

(p) Certain Fees. Except as set forth on Schedule 2.1(p) hereto, no brokers fees, finders fees or financial advisory fees or commissions will be payable by the Company or any subsidiary or any Purchaser with respect to the transactions contemplated by this Agreement and the other Transaction Documents.

(q) Disclosure. Except as set forth in Schedule 2.1(q), neither this Agreement nor the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company or any subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, taken as a whole and in the light of the circumstances under which they were made herein or therein, not false or misleading.

(r) Operation of Business. The Company and each of the subsidiaries owns or has the lawful right to use all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others, except where the failure to so own or possess would not have a Material Adverse Effect.

(s) Environmental Compliance. Since their inception, neither the Company, nor any of its subsidiaries have been, in violation of any applicable law relating to the environment or occupational health and safety, where such violation would have a material adverse effect on the business or financial condition of any of the Company and its subsidiaries. The Company and its subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. “Environmental Laws” shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Other than as disclosed on Schedule 2.1(s), the Company and each of its subsidiaries are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. There are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its subsidiaries that violate or may violate any Environmental Law after the Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance where, in each of the foregoing clauses (i) and (ii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(t) Books and Record Internal Accounting Controls. Except as otherwise disclosed in the Form 10-KSB, the Form 10-Qs, or the Form 8-K, the books and records of the Company and its subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any subsidiary. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

(u) Material Agreements. Schedule 2.1(u) sets forth any and all written or oral contracts, instruments, agreements, commitments, obligations, plans or arrangements, the Company or any subsidiary is a party to, that a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-1 (collectively, the “Material Agreements”) if the Company or any subsidiary were registering securities under the Securities Act. The Company and each of its subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and are not in default under any Material Agreement now in effect the result of which would cause a Material Adverse Effect. Except as restricted under applicable laws and regulations, the incorporation documents, certificates of designations or the Transaction Documents, no written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company or of any subsidiary limits or shall limit the payment of dividends on the Company’s Preferred Shares, other preferred stock, if any, or its Common Stock.

(v) Transactions with Affiliates. Except as set forth in the Draft Form 8-K and the Transaction Documents there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company or any subsidiary on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its subsidiaries, or any person owning any capital stock of the Company or any subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

(w) Securities Act of 1933. Assuming the accuracy of the representations of the Purchasers set forth in Section 2.2 (d)-(h) hereof, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Units hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Units, the Shares, the Warrants or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Units, the Shares and the Warrants in violation of the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Units, the Shares and the Warrants.

(x) Governmental Approvals. Except for the filing of any notice prior or subsequent to the Closing Date that may be required under applicable state and/or Federal securities laws (which if required, shall be filed on a timely basis), including the filing of a Form D and a registration statement or statements pursuant to the Registration Rights Agreement, and the filing of the Series A Certificate of Designation with the Secretary of State for the State of Delaware, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Units, the Preferred Shares and the Warrants, or for the performance by the Company of its obligations under the Transaction Documents.

(y) Employees. Except as disclosed on Schedule 2.1(y), neither the Company nor any subsidiary has any collective bargaining arrangements or agreements covering any of its employees. Except as disclosed in the Draft Form 8-K, neither the Company nor any subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such subsidiary required to be disclosed in the Commission Documents or on the Form 8-K that is not so disclosed. Since June 30, 2008, no officer, consultant or key employee of the Company or any subsidiary whose termination, either individually or in the aggregate, would have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any subsidiary.

(z) Absence of Certain Developments. Except as disclosed on Schedule 2.1(z), since June 30, 2008, neither the Company nor any subsidiary has:

(i) other than the Share Exchange Transaction, issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

(ii) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company’s or such subsidiary’s business;

(iii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

(iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

(v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

(vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchasers or their representatives;

(vii) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(ix) made capital expenditures or commitments therefor that aggregate in excess of $50,000;

(x) other than the Share Exchange Transaction, entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

(xi) made charitable contributions or pledges in excess of $10,000;

(xii) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(xiii) experienced any material problems with labor or management in connection with the terms and conditions of their employment;

(xiv) effected any two or more events of the foregoing kind which in the aggregate would be material to the Company or its subsidiaries; or

(xv) entered into an agreement, written or otherwise, to take any of the foregoing actions.

(aa) Public Utility Holding Company Act; Investment Company Act and U.S. Real Property Holding Corporation Status. The Company is not a “holding company” or a “public utility company” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon the Closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

(bb) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan (as defined below) by the Company or any of its subsidiaries which is or would be materially adverse to the Company and its subsidiaries. The execution and delivery of this Agreement and the other Transaction Documents and the issuance and sale of the Units, the Preferred Shares and the Warrants will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided, that, if any of the Purchasers, or any person or entity that owns a beneficial interest in any of the Purchasers, is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a “party in interest” (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.1(bb), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

(cc) Dilutive Effect. The Company understands and acknowledges that it has an obligation to issue Conversion Shares upon the conversion of the Preferred Shares in accordance with this Agreement and the Series A Certificate of Designation and to issue the Warrant Shares upon the exercise of the Warrants in accordance with this Agreement and the Warrants regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of the Company.

(dd) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Shares pursuant to Rule 506 under the Securities Act, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Shares to be integrated with other offerings. The Company does not have any registration statement pending before the Commission or currently under the Commission’s review and since June 27, 2008, except as contemplated under the Transaction Documents, the Company has not offered or sold any of its equity securities or debt securities convertible into shares of Common Stock.

(ee) Independent Nature of Purchasers. The Company acknowledges that the obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents. The Company acknowledges that the decision of each Purchaser to purchase securities pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its subsidiaries which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained herein, or in any Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that for reasons of administrative convenience only, the Transaction Documents have been prepared by counsel for one of the Purchasers and such counsel does not represent all of the Purchasers but only such Purchaser and the other Purchasers have retained their own individual counsel with respect to the transactions contemplated hereby. The Company acknowledges that it has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

(ff) Sarbanes-Oxley Act. The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations promulgated thereunder, that are effective and for which compliance by the Company is required as of the date hereof.

(gg) Transfer Agent. The Company has retained the transfer agent listed on Schedule 2.1(gg). Such transfer agent is eligible to transfer securities via Depository Trust Company (“DTC”) and Deposit Withdrawal Agent Commission (“DWAC”) and will accept the Irrevocable Transfer Agent Instructions (as defined below).

(hh) Amendment to Articles of Association for Danyang Lihua Electron Co., Ltd. and Jiangsu Lihua Copper Industry Co., Ltd. Each of Danyang Lihua Electron Co., Ltd. (“Lihua Electron”) and Jiangsu Lihua Copper Industry Co., Ltd. (“Lihua Copper”) has amended its respective Articles of Association or any other necessary corporate documents to bring them current and consistent with the currently effective and applicable laws.

(ii) Share Exchange. Subject to the consummation of the Share Exchange Agreement, the Company represents on behalf of Ally Profit, which will be a direct wholly-owned subsidiary of the Company upon consummation of the Share Exchange Transaction, as follows:

(i) that Ally Profit has the legal right, power and authority (corporate and other) to enter into and perform its obligations under the Share Exchange Agreement to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of, and has authorized, executed and delivered, the Share Exchange Agreement to which it is a party along with related agreements contemplated by the Share Exchange Agreement; such agreements constitute valid and legally binding obligations enforceable in accordance with their terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(ii) that Ally Profit does not own or lease properties or conduct any business outside of the People’s Republic of China (“PRC”) and that Ally Profit does not need to be duly qualified as a foreign corporation for the transaction of business under the laws of any jurisdiction in which it is not now so qualified.

(iii) that the execution and delivery by Ally Profit, of, and the performance by Ally Profit of its obligations under, the Share Exchange Agreement to which it is a party and the consummation by Ally Profit of the transactions contemplated therein will not: (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Ally Profit is a party or by which Ally Profit is bound or to which any of the properties or assets of Ally Profit is subject; (B) result in any violation of the provisions of the articles of association or business license of Ally Profit; and (C) will not result in any violation of any laws, regulations, rules, orders, decrees, guidelines or notices of the PRC, except that, with respect to (A), (B) and (C), such conflict, breach or violation would not reasonably be expected to have a Material Adverse Effect on Ally Profit.

(jj)	Additional PRC Representations and Warranties.

(i) All material consents, approvals, authorizations or licenses requisite under PRC law for the due and proper establishment and operation of the Company’s subsidiaries doing business in the PRC (the “PRC Subsidiaries”) have been duly obtained from the relevant PRC governmental authorities and are in full force and effect.

(ii) All filings and registrations with the PRC governmental authorities required in respect of the Company, Ally Profit and the PRC Subsidiaries and their capital structure and operations including, without limitation, to the extent applicable, tax bureau and customs authorities, have been duly completed in accordance with the relevant PRC rules and regulations, except where the failure to complete such filings and registrations does not, and would not, individually or in the aggregate, have a Material Adverse Effect. The Company and the Company’s subsidiaries have complied with all relevant PRC laws and regulations regarding the contribution and payment of the registered capital of the PRC Subsidiaries, the payment schedules of which have been approved by the relevant PRC governmental authorities. There are no outstanding rights of, or commitments made by the Company or any of its subsidiaries to sell any equity interests of any PRC Subsidiary.

(iii) Neither the Company nor any subsidiary of the Company is in receipt of any letter or notice from any relevant PRC governmental or quasi-governmental authority notifying it of the revocation, or otherwise questioning the validity, of any licenses or qualifications issued to it or any subsidy granted to it by any PRC governmental authority, or the need for compliance or remedial actions in respect of the activities carried out by the Company or such subsidiary.

(iv) The Company and the subsidiaries of the Company have conducted their respective business activities within their permitted scope of business or have otherwise operated their respective businesses in compliance with all relevant legal requirements and with all requisite licenses and approvals granted by competent PRC governmental authorities other than such non-compliance that do not, and would not, individually or in the aggregate, have a Material Adverse Effect. As to licenses, approvals and government grants and concessions requisite or material for the conduct of any part of the Company or any of its subsidiaries’ business which is subject to periodic renewal, neither the Company nor such subsidiary has any knowledge of any grounds on which such requisite renewals will not be granted by the relevant PRC governmental authorities.

(v) Other than as disclosed on Schedule 2.1(jj)(v), with regard to employment and staff or labor, the Company and the subsidiaries of the Company have complied with all applicable PRC laws and regulations in all material respects, including without limitation, laws and regulations pertaining to welfare fund contributions, social benefits, medical benefits, insurance, retirement benefits, pensions or the like.

(vi) Each of the Company, the subsidiaries of the Company and their respective directors are aware of the content of the PRC Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006 (the “M&A Rules”), and, in particular, the relevant provisions thereof which purport to require offshore special purpose vehicles, or SPVs, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel to the effect that such approval requirements are not applicable to the Company or to the listing or quotation of the Company’s securities on any National Stock Exchange (as hereinafter defined in Section 3.22).

(vii) Other than as disclosed on Schedule 2.1(jj)(vii), the Company and the subsidiaries have taken all necessary steps to comply with, and to ensure compliance by, each of their respective stockholders, option holders, directors, officers, and employees that are, or are directly or indirectly owned or controlled by, a PRC resident or citizen, with any applicable rules and regulations of the relevant PRC government agencies (including, without limitation, the Ministry of Commerce, National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or overseas listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, ensuring that each such stockholder, option holder, director, officer and employee that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(viii) Except as set forth in Schedule 2.1(jj)(viii), the PRC subsidiaries are not currently prohibited, directly or indirectly, from paying any dividends to their respective equity holders, nor are any of them prohibited, from making any other distribution on their respective equity interests, or from repaying any loans or advances. Except as set forth in Schedule 2.1(jj)(viii), any dividends or other distributions declared with respect to after-tax retained earnings on the equity interests of Lihua Holdings Limited, a Hong Kong company (“Lihua HK”) may lawfully be paid to Ally Profit in Renminbi that may be converted into U.S. dollars and freely transferred out of the PRC, free and clear of any tax, withholding or deduction in the PRC, and without the necessity of obtaining any governmental authorization in the PRC, except for the routine PRC foreign exchange procedures.

(ix) Neither the Company, nor any subsidiary, nor any of their respective properties, assets or revenues has any right of immunity under British Virgin Islands (“BVI”) or PRC law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any BVI, PRC, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Transaction Documents; and, to the extent that the Company, or any subsidiary or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the subsidiaries waives or will waive such right to the extent permitted by law and has consented to such enforcement as provided in Section 7.3 of this Agreement.

(kk) Restructuring Transaction. The Company represents on behalf of Lihua HK, which is a direct wholly-owned subsidiary of the Company due to the consummation of the Share Exchange Transaction, as follows:

(i)  that Lihua HK had the legal right, power and authority (corporate and other) to enter into and perform its obligations under each of the agreements set forth on Schedule 2.1(kk)(i) (collectively, the “Restructuring Agreements”), to which it is a party and took all necessary corporate action to authorize the execution, delivery and performance of, each of the Restructuring Agreements to which it was a party; and each of the Restructuring Agreements to which Lihua HK was a party constituted a valid and legally binding obligation of Lihua HK, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(ii) Lihua HK does not directly own or lease properties or conduct any business outside of the People’s Republic of China (“PRC”) and Lihua HK does not need to be duly qualified as a foreign corporation for the transaction of business under the laws of any jurisdiction in which it is not now so qualified.

(iii) that the execution and delivery by Lihua HK, of, and the performance by Lihua HK of its obligations under, each of the Restructuring Agreements to which it was a party and the consummation by Lihua HK of the transactions contemplated therein did not: (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Lihua HK is a party or by which Lihua HK is bound or to which any of the properties or assets of Lihua HK is subject; (B) result in any violation of the provisions of the articles of association or business license of Lihua HK; and (C) will not result in any violation of any laws, regulations, rules, orders, decrees, guidelines or notices of the PRC or Hong Kong law, except that, with respect to (A), (B) and (C), such conflict, breach or violation would not reasonably be expected to have a Material Adverse Effect on Lihua HK or the PRC Subsidiaries.

(iv) that each of the Restructuring Agreements is in proper and enforceable legal form under the laws of the PRC and was properly filed with the appropriate authority in the PRC; and any stamp or similar tax has been paid in respect of any of the Restructuring Agreements to ensure the legality, validity, enforceability or admissibility in evidence of each of the Restructuring Agreements in the PRC, except as set forth on Schedule 2.1(kk)(iv).

(ll) No Additional Agreements. Neither the Company nor any of its subsidiaries has any agreement or understanding with any Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(mm) Foreign Corrupt Practices Act. None of the Company nor any of its subsidiaries nor to the knowledge of the Company, any agent or other person acting on behalf of the Company or any of its subsidiaries, has, directly or indirectly, (i) used any funds, or will use any proceeds from the sale of the Units, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company, or any subsidiary of the Company (or made by any Person acting on their behalf of which the Company is aware) or any members of their respective management which is in violation of any applicable law, or (iv) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder which was applicable to the Company or any of its subsidiaries.

(nn) PFIC. None of the Company or any of its subsidiaries is or intends to become a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(oo) OFAC. None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or Person acting on behalf of any of the Company or any of its subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Units, or lend, contribute or otherwise make available such proceeds to any subsidiary of the Company, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(pp) Money Laundering Laws. The operations of each of the Company and its subsidiaries are and have been conducted at all times in compliance with the money laundering requirements of all applicable governmental authorities and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental authority or any arbitrator involving any of the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(qq) Land Use Rights. The Company and each of Lihua Electron and Lihua Copper is the sole registered owner of: (1) the land use rights in respect of the land currently occupied and used by it (the “Land”), and (2) the buildings thereon (the “Buildings”), and holds the Land Use Right Certificate and Building Ownership Certificate in respect of the Land and the Buildings and such certificates have been validly issued, according to regular procedures, and are currently in full force and effect. The land use rights and Buildings referred to above are not and will not be affected by any mortgage, lien or other encumbrances or actual or potential claims by any government authority or third party, which would prevent Lihua Electron or Lihua Copper from occupying and using the Land and Buildings. No currently existing zoning laws or other applicable laws or regulations would prevent or limit Lihua Electron or Lihua Copper from using the Land and Buildings in the way as specified by their business licences. The Buildings on the Land are in full compliance with all material terms and conditions of all required permits, licenses and authorizations and with other material obligations set forth in the PRC laws related to pollution or protection of the environment, including any general or specific rules and regulations relating to emissions, discharges, releases, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment. The Company is not aware of any current or anticipated civil, criminal or administrative action or proceeding pending or threatened against the land use right for the Land or the Buildings.

Section 2.2 Representations and Warranties of the Purchasers. Each Purchaser hereby makes the following representations and warranties to the Company as of the date hereof and the Closing Date, with respect solely to itself and not with respect to any other Purchaser:

(a) Organization and Good Standing of the Purchasers. If the Purchaser is an entity, such Purchaser is a corporation, partnership or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b) Authorization and Power. Each Purchaser has the requisite power and authority to enter into and perform this Agreement and each of the other Transaction Documents to which such Purchaser is a party and to purchase the Units, consisting of the Preferred Shares and Warrants, being sold to it hereunder. The execution, delivery and performance of this Agreement and each of the other Transaction Documents to which such Purchaser is a party by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate, partnership or limited liability company action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, partners, members, or managers, as the case may be, is required. This Agreement and each of the other Transaction Documents to which such Purchaser is a party has been duly authorized, executed and delivered by such Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with the terms hereof.

(c) No Conflicts. The execution, delivery and performance of this Agreement and each of the other Transaction Documents to which such Purchaser is a party and the consummation by such Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Purchaser’s charter documents, bylaws, operating agreement, partnership agreement or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Purchaser is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Purchaser). Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or any other Transaction Document to which such Purchaser is a party or to purchase the Units, Preferred Shares or acquire the Warrants in accordance with the terms hereof, provided, that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d) Acquisition for Investment. Each Purchaser is acquiring the Units, and the underlying Preferred Shares and the Warrants solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution. Each Purchaser does not have a present intention to sell the Units, Preferred Shares or the Warrants, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Units, Preferred Shares or the Warrants to or through any person or entity; provided, however, that by making the representations herein and subject to Section 2.2(h) below, such Purchaser does not agree to hold the Units, Preferred Shares or the Warrants for any minimum or other specific term and reserves the right to dispose of the Units, Preferred Shares or the Warrants at any time in accordance with Federal and state securities laws applicable to such disposition. Each Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Units, Preferred Shares and the Warrants and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company. Each Purchaser further acknowledges that such Purchaser understands the risks of investing in companies domiciled and/or which operate primarily in the PRC and that the purchase of the Units, Preferred Shares and Warrants involves substantial risks.

(e) Status of Purchasers. Each Purchaser is an “accredited investor” as defined in Regulation D promulgated under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Purchaser is not a broker-dealer, nor an affiliate of a broker-dealer.

(f) Opportunities for Additional Information. Each Purchaser acknowledges that such Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company. In making the decision to invest in the Company and its business, each Purchaser hereby acknowledges that such Purchaser has relied solely upon the Ally Profit Financial Statements and other written information provided to such Purchaser by the Company and Ally Profit.

(g) No General Solicitation. Each Purchaser acknowledges that the Units were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

(h) Rule 144. Such Purchaser understands that the Shares must be held indefinitely unless such Shares are registered under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that such Purchaser is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such person has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(i) General. Such Purchaser understands that the Units are being offered and sold in reliance on a transactional exemption from the registration requirements of Federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Units.

(j) Independent Investment. Except as may be disclosed in any filings with the Commission by the Purchasers under Section 13 and/or Section 16 of the Exchange Act, no Purchaser has agreed to act with any other Purchaser for the purpose of acquiring, holding, voting or disposing of the Shares purchased hereunder for purposes of Section 13(d) under the Exchange Act, and each Purchaser is acting independently with respect to its investment in the Shares.

(k) Trading Activities. Each Purchaser agrees that it shall not, directly or indirectly, engage in any short sales with respect to the Common Stock for a period of twenty four (24) months following the Closing Date.

(l) Brokers. Other than Broadband Capital Management, LLC, each Purchaser has no knowledge of any brokerage or finder’s fees or commissions that are or will be payable by the Company or any subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person or entity with respect to the transactions contemplated by this Agreement.

ARTICLE III

Covenants

The Company covenants with each of the Purchasers as follows, which covenants are for the benefit of the Purchasers and their permitted assignees (as defined herein).

Section 3.1 Securities Compliance. The Company shall notify the Commission in accordance with its rules and regulations, of the transactions contemplated by any of the Transaction Documents, including filing a Form D with respect to the Units, the Preferred Shares, Warrants, the Conversion Shares and Warrant Shares as required under Regulation D and applicable “blue sky” laws, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Units, the Preferred Shares, the Warrants, Conversion Shares and the Warrant Shares to the Purchasers or subsequent holders.

Section 3.2 Registration and Listing. The Company shall (a) comply in all respects with its reporting and filing obligations under the Exchange Act, (b) comply with all requirements related to any registration statement filed pursuant to the Registration Rights Agreement, and (c) not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act except as permitted under the Transaction Documents. Subject to the terms of the Transaction Documents, the Company further covenants that it will take such further action as the Purchasers may reasonably request, all to the extent required from time to time to enable the Purchasers to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, as amended. Upon the request of the Purchasers, the Company shall deliver to the Purchasers a written certification of a duly authorized officer as to whether it has complied with such requirements.

Section 3.3 Inspection Rights. The Company shall permit, during normal business hours and upon reasonable request and reasonable notice, each Purchaser or any employees, agents or representatives thereof, so long as such Purchaser shall own Shares which, in the aggregate, represent more than 5% of the total combined voting power of all voting securities then outstanding on a fully diluted basis (which shall include all Conversion Shares but not Warrant Shares) (“Information Rights Purchasers”), for purposes reasonably related to such Purchaser’s interests as a stockholder to examine and make reasonable copies of and extracts from the records and books of account of, and visit and inspect the properties, assets, operations and business of the Company and any subsidiary, and to discuss the affairs, finances and accounts of the Company and any subsidiary with any of its officers, consultants, directors, and key employees. Such Purchaser agrees that such Purchaser and its employees, agents and representatives will keep confidential and will not disclose, divulge or use (other than for purposes of monitoring its investment in the Company) any confidential information which such Purchaser may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to such Purchaser pursuant to this Agreement or pursuant to inspection rights granted hereunder, unless such information is known to the public through no fault of such Purchaser or his or its employees or representatives; provided, however, that a Purchaser may disclose such information (i) to its attorneys, accountants and other professionals in connection with their representation of such Purchaser in connection with such Purchaser’s investment in the Company, (ii) to any prospective permitted transferee of the Shares, so long as the prospective transferee agrees to be bound by the provisions of this Section 3.3, (iii) to any general partner or affiliate of such Purchaser. The Company may require each Purchaser to execute a separate confidentiality agreement in form and substance reasonably acceptable to the Company as a prerequisite to the exercise of such Purchaser’s inspection rights pursuant to this Section 3.3.

Section 3.4 Compliance with Laws. The Company shall comply, and cause each subsidiary to comply in all material respects, with all applicable laws, rules, regulations and orders.

Section 3.5 Keeping of Records and Books of Account. The Company shall keep and cause each subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

Section 3.6 Reporting Requirements. If the Commission ceases making periodic reports filed under the Exchange Act available via the Internet, then at a Purchaser’s request the Company shall furnish the following to such Purchaser so long as such Purchaser shall beneficially own any Shares:

(a) Quarterly Reports filed with the Commission on Form 10-Q as soon as practicable after the document is filed with the Commission, and in any event within five (5) business days after the document is filed with the Commission;

(b) Annual Reports filed with the Commission on Form 10-K as soon as practicable after the document is filed with the Commission, and in any event within five (5) business days after the document is filed with the Commission; and

(c) Copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

Section 3.7 Amendments. The Company shall not amend or waive any provision of the Articles or Bylaws of the Company in any way that would adversely affect the liquidation preferences, dividends rights, conversion rights, voting rights or redemption rights of the Preferred Shares; provided, however, that while the Preferred Shares are outstanding, any creation and issuance of another series of Junior Stock (as defined in the Series A Certificate of Designation) shall not be deemed to materially and adversely affect such rights, preferences or privileges.

Section 3.8 Other Agreements. The Company shall not enter into any agreement the terms of which would restrict or impair the ability of the Company or any subsidiary to perform its or their respective obligations under any Transaction Document.

Section 3.9 Distributions. So long as any Preferred Shares remain outstanding, the Company agrees that it shall not (i) declare or pay any dividends or make any distributions to any holder(s) of Common Stock unless such dividends or distributions are also simultaneously paid or made to the holders of the Preferred Shares on an as-converted basis or (ii) purchase or otherwise acquire for value, directly or indirectly, any Common Stock or other equity security of the Company.

Section 3.10 Use of Proceeds. The net proceeds from the sale of the Units hereunder shall be used by the Company for working capital and general corporate purposes and not to redeem any Common Stock or securities convertible, exercisable or exchangeable into Common Stock or to settle any outstanding litigation.

Section 3.11 Reservation of Shares. So long as any of the Preferred Shares or Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than one hundred thirty percent (130%) of the aggregate number of shares of Common Stock needed to provide for the issuance of the Conversion Shares and the Warrant Shares.

Section 3.12 Transfer Agent. The Company has engaged the transfer agent and registrar listed on Schedule 2.1(gg) (the “Transfer Agent”) with respect to its Common Stock, who is DTC and DWAC eligible and who will recognize, execute and honor the Irrevocable Transfer Agent Instructions (as defined below), no later than the date the initial Registration Statement (as defined in the Registration Rights Agreement) is filed with the Commission. At such time, the Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Purchaser or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Purchaser to the Company upon conversion of the Preferred Shares or exercise of the Warrants in the form of Exhibit G attached hereto (the “Irrevocable Transfer Agent Instructions”). Prior to registration of the Conversion Shares and the Warrant Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in Section 5.1 of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 3.12 will be given by the Company to its transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. If a Purchaser provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Shares may be made without registration under the Securities Act or the Purchaser provides the Company with reasonable assurances that such Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser and without any restrictive legend. The Company acknowledges that a breach by it of its obligations under this Section 3.12 will cause irreparable harm to the Purchasers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3.12 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 3.12, that the Purchasers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

Section 3.13 Disposition of Assets. So long as any Preferred Shares remain outstanding, neither the Company nor any subsidiary shall sell, transfer or otherwise dispose of any of its properties, assets and rights including, without limitation, its software and intellectual property, to any person except for (i) sales to customers in the ordinary course of business (ii) sales or transfers between the Company and its subsidiaries or between subsidiaries of the Company, or (iii) otherwise with the prior written consent of the holders of a majority of the Preferred Shares then outstanding.

Section 3.14 Reporting Status. So long as a Purchaser beneficially owns any of the Shares, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

Section 3.15 Disclosure of Transaction. The Company shall issue a press release describing the material terms of the transactions contemplated hereby (the “Press Release”) as soon as practicable after the Closing but in no event later than 9:00 A.M. Eastern Time on the first Business Day following the Closing. The Company shall also file with the Commission, the Form 8-K describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement, the Registration Rights Agreement, the Series A Certificate of Designation, the Lock-Up Agreements, the Escrow General Agreement, the Securities Escrow Agreement, the Investor and Public Relations Escrow Agreement, the Lihua Shareholders Escrow Agreement, form of Warrant, the Press Release, and the Share Exchange Agreement) as soon as practicable following the Closing Date but in no event more than four (4) Business Days following the Closing Date, which Press Release and Form 8-K shall be subject to prior review and comment by counsel for the Purchasers. “Business Day” means any day during which the American Stock Exchange (“AMEX”) (or other principal exchange) shall be open for trading.

Section 3.16 Disclosure of Material Information. The Company and its subsidiaries covenant and agree that neither it nor any other person acting on its or their behalf has provided or, from and after the filing of the Press Release, will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information (other than with respect to the transactions contemplated by this Agreement), unless prior thereto such Purchaser shall have executed a specific written agreement regarding the confidentiality and use of such information, provided, however, that the non-disclosure and confidentiality agreement between the Purchasers and Broadband, as in effect on the date hereof, shall not be considered to be a valid confidentiality and non-disclosure agreement for the purpose of consenting to any disclosure of material non-public information that shall be disclosed to the Purchaser subsequent to the Closing Date. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenants in effecting transactions in securities of the Company. The Company shall not disclose the identity of any Purchaser in any filing with the SEC except as required by the rules and regulations of the SEC thereunder. In the event of a breach of the foregoing covenant by the Company, any of its subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Purchaser may notify the Company, and the Company shall make public disclosure of such material nonpublic information within two (2) trading days of such notification.

Section 3.17 Pledge of Securities. The Company acknowledges and agrees that the Shares may be pledged by a Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Common Stock. The pledge of Common Stock shall not be deemed to be a transfer, sale or assignment of the Common Stock hereunder, and no Purchaser effecting a pledge of Common Stock shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document; provided, that a Purchaser and its pledgee shall be required to comply with the provisions of Article V hereof in order to effect a sale, transfer or assignment of Common Stock to such pledgee. At a Purchaser’s expense, the Company hereby agrees to execute and deliver such documentation as a pledgee of the Common Stock may reasonably request in connection with a pledge of the Common Stock to such pledgee by a Purchaser.

Section 3.18 Lock-Up Agreements. The persons listed on Schedule 3.18(i) attached hereto shall be subject to the terms and provisions of a lock-up agreement in substantially the form attached as Exhibit D-1 hereto (the “Principal Stockholder Lock-Up Agreement”), which shall provide the manner in which certain stockholders, officers and directors of the Company may sell, transfer or dispose of their shares of Common Stock. The persons listed on Schedule 3.18(ii) attached hereto shall be subject to the terms and provisions of a lock-up agreement in substantially the form attached as Exhibit D-2 hereto (the “Original Stockholder Lock-Up Agreement”), which shall provide the manner in which certain stockholders of the Company may sell, transfer or dispose of their shares of Common Stock. Magnify Wealth shall be subject to the terms and provisions of a lock-up agreement in substantially the form attached as Exhibit D-3 hereto (the “Magnify Wealth Lock-Up Agreement” and together with the Principal Stockholder Lock-Up Agreement and the Original Stockholder Lock-Up, the “Lock-Up Agreements”), which shall provide the manner in which certain stockholders of the Company may sell, transfer or dispose of their shares of Common Stock. In the event the Company undertakes a bona fide public offering of its Common Stock to be listed on a National Stock Exchange, the Purchasers shall agree at the request of the lead underwriter to execute a lock-up agreement which shall provide that the Purchasers will not sell, transfer or dispose of their shares of Common Stock until forty-five days (45) after the Common Stock begins trading on such National Stock Exchange. After such forty-five (45) days expire then one-eighth of the Purchasers’ shares will be automatically released from the lock-up on a monthly basis, provided, however, that any such lock-up with respect to the Purchasers shall be on no less favorable terms than any lock-up executed by any officer, director or 5% stockholder.

Section 3.19 Investor and Public Relations Escrow. The Company shall cause to be deposited, pursuant to the terms of the Escrow General Agreement, Seven Hundred Fifty Thousand Dollars ($750,000) of the Purchase Price funded on the Closing Date in an escrow account to be used by the Company in connection with investor and public relations. One Hundred Twenty Five Thousand Dollars ($125,000) of the Seven Hundred Fifty Thousand Dollars ($750,000) shall be released from escrow once the Company appoints a Vice President of Investor Relations pursuant to Section 3.28 hereto. Two Hundred Fifty Thousand Dollars ($250,000) will be released to the Company after the Company is in compliance with all the NASDAQ Corporate Governance Requirements (as defined in Section 3.29 herein), including but not limited to, the appointment of three (3) independent directors and the establishment of an audit committee of at least three (3) members and the adoption of a formal written charter of the audit committee in accordance with and pursuant to Section 3.29 hereof. The remaining Three Hundred Seventy Five Thousand Dollars ($375,000) will be released to the Company as invoices become due for the purpose of any investor and public relations activities pursuant to Section 3.27.

Section 3.20 DTC. Not later than the Effective Date of the Registration Statement (as defined in the Registration Rights Agreement), the Company shall cause its Common Stock to be eligible for transfer with its transfer agent pursuant to the Depository Trust Company Automated Securities Transfer Program.

Section 3.21  Sarbanes-Oxley Act. The Company shall be in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder, as required under such Act.

Section 3.22 Exchange Listing. The Company shall list and trade its shares of Common Stock on the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select or any successor market thereto (collectively, “Nasdaq”), AMEX or any successor market thereto, or NYSE or any successor market thereto (together with Nasdaq and AMEX, each a “National Stock Exchange”) at the earliest possible time and shall take all commercially reasonable actions to fulfill said requirement by no later than the date which is twelve months after the Closing Date (the “Listing Date”). Upon the request of both Vision Opportunity China and CMHJ Technology Fund II, L.P. (“CMHJ”), the Company shall have its shares of Common Stock quoted on the Over-the-Counter Bulletin Board (“OTCBB”) at the earliest possible time (the “OTCBB Listing Demand”), and shall take all commercially reasonable actions to fulfill said requirement no later than the later of: (i) the date which is three (3) months after the OTCBB Listing Demand; and (ii) the earlier of: (a) the date which is one (1) month following the date that the Initial Registration Statement (as defined in the Registration Rights Agreement, dated as of even date herewith) is declared effective; or (b) the date that the Company Common Stock and/or Conversion Shares may be sold pursuant to Rule 144 under the Securities Act of 1933, as amended, without restriction (the “OTCBB Listing Date”). Further, after the OTCBB Listing Date, the Company shall make all reasonable efforts to list its Common Stock on a National Stock Exchange at the earliest possible time and shall take all commercially reasonable actions to fulfill the said requirement by no later than the date which is eighteen (18) months after the OTCBB Listing Date.

In the event that no OTCBB Listing Demand has been made and the shares of Common Stock are not listed and trading on a National Stock Exchange by the Listing Date and Vision Opportunity China and CMHJ believe, using reasonable judgment, that commercially reasonable actions have not been taken to meet such requirement, the stockholder of the Company listed on Schedule 3.22 (the “Principal Stockholder”) shall transfer 750,000 shares of Common Stock (the “Listing Penalty Shares”) to the Purchasers, with no additional consideration due from the Purchasers.

In the event an OTCBB Listing Demand is made and the Company’s Common Stock is not quoted on the OTCBB by the OTCBB Listing Date, then the Principal Stockholder shall transfer the Listing Penalty Shares to the Purchasers, with no additional consideration due from the Purchasers.

In the event an OTCBB Listing Demand is made and the Company’s Common Stock is quoted on the OTCBB by the OTCBB Listing Date, but the Company’s Common Stock is not quoted on a National Stock Exchange on the date that is eighteen (18) months after the OTCBB Listing Date, then the Principal Stockholder shall transfer the Listing Penalty Shares to the Purchasers, with no additional consideration due from the Purchasers.

The number of Listing Penalty Shares that each Purchaser shall receive shall be calculated in the manner provided in the Securities Escrow Agreement. In the event the Principal Stockholder fails to transfer the Listing Penalty Shares by the date which is one (1) month after the Listing Penalty Shares are due to be delivered, each Purchaser may elect, at each Purchaser’s sole discretion and upon notice to the Company, Escrow Agent and Principal Stockholder (each as defined in the Securities Escrow Agreement), to receive such Purchaser’s portion of the Listing Penalty Shares in such amount as determined by the Securities Escrow Agreement, from the Escrow Shares deposited with the Securities Escrow Agent in accordance with the terms and conditions of the Securities Escrow Agreement. Upon the release of such Escrow Shares, the Principal Stockholder shall deposit additional shares of Common Stock into the Escrow Account in accordance with the terms and conditions of the Securities Escrow Agreement. Notwithstanding the foregoing, at any time the Company may make the required submissions to have its Common Stock quoted on the OTCBB, even if such OTCBB Listing Demand has not been made by Vision Opportunity China or CMHJ, provided, that, the Purchasers shall remain entitled to the Listing Penalty Shares in the event that the Company does not fulfill its obligations to list on a National Stock Exchange pursuant to this Section 3.22.

Section 3.23 Registered Capital of Lihua Copper. No later than the date that is ninety (90) days following the date hereof, the Company shall cause Lihua Copper to fulfill one hundred percent (100%) of its registered capital obligation of fifteen million dollars ($15,000,000).

Section 3.24 Form D. The Company agrees to file a Form D with respect to the securities as required by Rule 506 under Regulation D and to provide a copy thereof to the Purchasers promptly after such filing.

Section 3.25 No Integrated Offerings. The Company shall not make any offers or sales of any security (other than the securities being offered or sold hereunder) under circumstances that would require registration of the securities being offered or sold hereunder under the Securities Act.

Section 3.26 No Commissions in Connection with Conversion of Preferred Shares. In connection with the conversion of the Preferred Shares into Conversion Shares, neither the Company nor any Person acting on its behalf will take any action that would result in the Conversion Shares being exchanged by the Company other than with the then existing holders of the Preferred Shares exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting the exchange in compliance with Section 3(a)(9) of the Securities Act.

Section 3.27 Financial Public Relations Firm and Appearances. Within six (6) months after the Closing Date or such later date acceptable to Vision Opportunity China, the Company shall retain a financial public relations firm (the “Firm”) reasonably acceptable to Vision Opportunity China, for a term to be agreed upon by the Company and Vision Opportunity China. The Company agrees that, for so long as Vision Opportunity China and/or CMHJ or any of their affiliates hold five percent (5%) of the aggregate total number of shares of Common Stock of the Company on a fully diluted basis (which shall include all Conversion Shares but not Warrant Shares), it shall provide for its Chief Executive Officer, Chief Financial Officer and/or its Vice President of Investor Relations to visit the United States no fewer than four times during every twelve month period following the Closing Date for the purpose of introductions by the Firm with the investment community. Such visits shall also include attendance at no fewer than two industry conferences per year, reasonably acceptable to Vision Opportunity China. Further, as set forth in Section 1.4, Seven Hundred Fifty Thousand Dollars ($750,000) of the Purchase Price funded on the Closing Date shall be deposited in an escrow account pursuant to the Investor and Public Relations Escrow Agreement. As set forth in Section 3.19, Three Hundred Seventy Five Thousand Dollars ($375,000) of such escrowed amount shall be used by the Company in connection with investor and public relations. In the event that the Company fails to retain the Firm in accordance with the time frame provided in this Section, the Company shall pay to each Purchaser, an amount in cash, as partial liquidated damages and not as a penalty, equal to 0.5% of the aggregate purchase price paid by such Purchaser pursuant to this Agreement on the date of the expiration of the six month period provided in this Section and an additional 0.5% of the aggregate purchase price paid for each thirty (30) day period that this Section is not complied with. Liquidated damages payable by the Company pursuant to this Section 3.27 shall be payable on the first (1st) business day of each thirty (30) day period that the terms of this Section are not complied with, provided, however, that such liquidated damages shall not exceed 10% of the aggregate purchase price paid by the Purchasers. Any liquidated damages payable under this Section 3.27 may be paid, upon the Purchaser’s request, from any cash held pursuant to the Investor and Public Relations Escrow Agreement. Notwithstanding the foregoing, neither Vision Opportunity China nor CMHJ shall unreasonably withhold approval of the Firm identified by the Company, and if such approval is unreasonably withheld, the Company shall not be obligated to pay any liquidated damages under this Section 3.27.

Section 3.28 Vice President of Investor Relations. As soon as possible following the Closing, but no later than six (6) months after the Closing Date, the Company shall use its best efforts to appoint an individual to serve as Vice President of Investor Relations of the Company who is fluent in English, who shall be mutually acceptable to the Company and Vision Opportunity China. In the event that the Company fails to appoint an individual to serve as the Vice President of Investor Relations in accordance with the time frame provided in this Section, the Company shall pay to each Purchaser, an amount in cash, as partial liquidated damages and not as a penalty, equal to 0.5% of the aggregate purchase price paid by such Purchaser pursuant to this Agreement on the date of the expiration of the six month period provided in this Section and an additional 0.5% of the aggregate purchase price paid for each thirty (30) day period that this Section is not complied with. Liquidated damages payable by the Company pursuant to this Section 3.28 shall be payable on the first (1st) business day of each thirty (30) day period that the terms of this Section are not complied with, provided, however, that such liquidated damages shall not exceed 10% of the aggregate purchase price paid by the Purchasers. Any liquidated damages payable under this Section 3.28 may be paid, upon the Purchaser’s request, from any cash held pursuant to the Investor and Public Relations Escrow Agreement. Notwithstanding the foregoing, Vision Opportunity China shall not unreasonably withhold approval of the Vice President of Investor Relations identified by the Company, and if such approval is unreasonably withheld, the Company shall not be obligated to pay any liquidated damages under this Section 3.28.

Section 3.29 Nasdaq Corporate Governance Requirements. As soon as possible, but no later than six (6) months after the Closing Date, the Company shall comply with all Nasdaq Corporate Governance standards, including, but not limited to, appointment of three (3) independent directors who are mutually acceptable to the Company, Vision Opportunity China and CMHJ and establishment of an audit committee of at least three (3) members (the “Audit Committee”) that has adopted a formal written charter of the Audit Committee (the “Nasdaq Corporate Governance Requirements”). In the event that the Company fails to comply with the Nasdaq Corporate Governance Requirements within the time frame provided in this Section, the Company shall pay to each Purchaser, an amount in cash, as partial liquidated damages and not as a penalty, equal to 0.5% of the aggregate purchase price paid by such Purchaser pursuant to this Agreement on the date of the expiration of the six month period provided in this Section and an additional 0.5% of the aggregate purchase price paid for each thirty (30) day period that this Section is not complied with. Liquidated damages payable by the Company pursuant to this Section 3.29 shall be payable on the first (1st) business day of each thirty (30) day period that the terms of this Section are not complied with, provided, however, that such liquidated damages shall not exceed 10% of the aggregate purchase price paid by the Purchasers. Any liquidated damages payable under this Section 3.29 may be paid, upon the Purchaser’s request, from any cash held pursuant to the Investor and Public Relations Escrow Agreement. Notwithstanding the foregoing, Vision Opportunity China and CMHJ shall not unreasonably withhold approval of the independent directors identified by the Company, and if such approval is unreasonably withheld, the Company shall not be obligated to pay any liquidated damages under this Section 3.29.

Section 3.30 Option Plan Restrictions. The Company may establish an officer, director, employee or consultant stock option or stock incentive plan, provided, however, that such stock option plan does not permit the issuance of more than ten percent (10%) of the number of shares of Common Stock then issued and outstanding and any such issuance of stock options under the stock incentive plan shall not be issued at a price below the market price on the day the option is granted.

Section 3.31 Change of Auditor. For so long as Vision Opportunity China or any of its affiliates hold five percent (5%) of the aggregate total number of shares of Common Stock of the Company on a fully diluted basis (which shall include all Conversion Shares but not Warrant Shares), Vision Opportunity China may request that the Company change its auditor.  Within sixty (60) days of the receipt of such request, the Company shall change its auditor to an auditor acceptable to Vision Opportunity China and one of the top 25 audit firms in the US.  In the event that the Company fails to change auditors within the sixty (60) day time frame provided in this Section, the Company shall pay to each Purchaser, an amount in cash, as partial liquidated damages and not as a penalty, equal to 0.5% of the aggregate purchase price paid by such Purchaser pursuant to this Agreement on the date of the expiration of the sixty (60) day period provided in this Section and an additional 0.5% of the aggregate purchase price paid for each thirty (30) day period that this Section is not complied with.  Liquidated damages payable by the Company pursuant to this Section shall be payable on the first (1st) business day of each thirty (30) day period that the terms of this Section are not complied with, provided, however, that such liquidated damages shall not exceed 10% of the aggregate purchase price paid by the Purchasers. Any liquidated damages payable under this Section 3.31 may be paid, upon the Purchaser’s request, from any cash held pursuant to the Investor and Public Relations Escrow Agreement. Notwithstanding the foregoing, such request shall not be made prior to the earlier of: (i) the date which is twelve (12) months following the Closing Date; and (ii) the consummation of an offering of the Company’s Common Stock of at least $5,000,000.

Section 3.32 Internal Control Consultant. Within three (3) months following the Closing Date, the Company shall hire an internal control consultant or an independent internal control consultant (the “SOX Consultant”), acceptable to Vision Opportunity China, who was previously employed with a top 10 audit firm in the U.S., including KPMG, Deloitte & Touche, LLP, Ernst & Young and PricewaterhouseCoopers. The SOX Consultant shall review the internal controls already established by the Company. In the event that the Company fails to hire a SOX Consultant that is acceptable to Vision Opportunity China within three (3) months following the Closing Date, the Company shall pay to each Purchaser an amount in cash, as partial liquidated damages and not as a penalty, equal to 0.5% of the aggregate purchase price paid by such Purchaser pursuant to this Agreement on the date of the expiration of the three month period provided in this Section and an additional 0.5% of the aggregate purchase price paid for each thirty (30) day period that this Section is not complied with.  Liquidated damages payable by the Company pursuant to this Section shall be payable on the first (1st) business day of each thirty (30) day period that the terms of this Section are not complied with, provided, however, that such liquidated damages shall not exceed 10% of the aggregate purchase price paid by the Purchasers. Any liquidated damages payable under this Section 3.32 may be paid, upon the Purchaser’s request, from any cash held pursuant to the Investor and Public Relations Escrow Agreement. Notwithstanding the foregoing, if such SOX Consultant reports that the internal controls that have been established by the Company are effective and in compliance with SOX requirements, the Company shall not be required to continue to retain such SOX Consultant.

Section 3.33 Observer Rights. The Company shall invite a representative of Vision Opportunity China and a representative of CMHJ to attend all meetings of its Board of Directors in a non-voting observer capacity (each, an “Observer” and together, the “Observers”), provided, however, that in the event there will be discussions of any material non-public information at any such meeting, the Board of Directors shall have such discussions outside of the presence of the Observers, unless the Observers agree to sign a non-disclosure agreement. The execution of a non-disclosure agreement shall be in the sole discretion of each Observer. If any Observer does not agree to enter into a non-disclosure agreement then, upon notification by the Board of Directors that material non-public information will be discussed, such Observer shall excuse themselves from that portion of the meeting when any material non-public information is discussed.

Section 3.34 Transactions with Related Parties. The Company shall not enter into any contracts or engage in any transactions with any related party without the prior written consent of the holders of a majority of the Preferred Shares then outstanding; provided, however, that the Company shall not be required to obtain such consent if at such time the Board of Directors is comprised of at least three (3) independent directors serving on the Audit Committee, which committee shall be responsible for approving such transactions; provided further, that the Company shall not be required to obtain such consent with respect to any guarantees that any related party shall make in connection with the obligations of the Company.

Section 3.35 Environmental Authority Approval for Jiangsu Lihua Copper Industry Co., Ltd. Upon completion of the construction of the factory for Lihua Copper, the Company shall obtain the lawful and necessary governmental and regulatory approvals, including but not limited to the approval by the environmental authority, such government and regulatory approval shall be to the satisfaction and approval of JZJ International (the International Business Group of JunZeJun Law Offices) (“JZJ”) which shall not be unreasonably withheld.

Further, within ninety (90) days following the Closing Date, the Company (specifically, Lihua Electron), shall obtain approval by the environmental authority for the expansion of its production scale from 2000 tons to 6000 tons, such government and regulatory approval shall be to the satisfaction and approval of JZJ which shall not be unreasonably withheld.

Section 3.36 Direct Lending. Neither the Company nor any of its subsidiaries shall engage in any transaction whereby it borrows money from companies other than financial institutions and lends money directly to other companies unless such practice is lawful under the laws of the governing jurisdiction and the Company obtains the prior consent of the holders of a majority of the Preferred Shares then outstanding.

Section 3.37 Comply with Relevant Employment Laws in PRC. Within ninety (90) days following the Closing Date, the Company shall cause both Lihua Electron and Lihua Copper and any other relevant subsidiaries or related parties to comply with any and all labor and employment requirements including paying contributions to social insurances and compulsory housing funds for all employees, entering into written labor contracts with employees, required overtime payment for employees, and providing annual leave for employees, such compliance with all labor and employment requirements shall be to the satisfaction and approval of JZJ which shall not be unreasonably withheld.

Within ninety (90) days following the Closing Date, the Company shall ensure that Lihua Electron and Lihua Copper rectify all non-compliance with relevant labour laws, which includes but not limited to the failure to pay contributions to social insurance and the compulsory housing fund for all of its employees, failure to sign written labour contracts with the employees in probation, failure to grant annual leave to employees and payment for overtime less than legally allowed, such compliance with all labor and employment requirements shall be to the satisfaction and approval of JZJ which shall not be unreasonably withheld.

Within ninety (90) days following the Closing Date, the Company shall ensure that all wages, bonuses, accrued social insurance and other statutory benefits, severance pay, and all taxes, charges and the like related to the period prior to the Closing Date be fully paid to the personnel of Lihua Electron and Lihua Copper or into the designated statutory fund or properly set aside as required by relevant PRC laws.

Within ninety (90) days following the Closing Date, the Company shall properly satisfy the shortfall of RMB 1,691,904.66 (or such other amount, as adjusted) that, as of June 30, 2008, was underpaid by Lihua Electron and Lihua Copper for social insurance for their employees.

Within ninety (90) days following the Closing Date, the Company shall bring all labour and related issues into full and complete compliance with the law to the satisfaction and approval of JZJ which shall not be unreasonably withheld.

Section 3.38 Construction Works Planning Permit and Construction Works Execution Permit for Lihua Copper. Within ninety (90) days following the Closing Date, the Company and Lihua Copper shall obtain the Construction Works Planning Permit and the Construction Works Execution Permit for the 100 mu of land that Lihua Copper commenced construction on prior to obtaining the proper permits.

Section 3.39 Additional Agreements. If during the two (2) year period following the initial issuance date of the Series A Preferred, (i) there is a mandatory conversion of the Preferred Shares as set forth in Section 4(b) of the Series A Certificate of Designations, and (ii) the Company issues or sells any additional shares of Common Stock ("Additional Shares of Common Stock") or issues any securities convertible into or exchangeable for, directly or indirectly, Common Stock (the "Convertible Securities"), or any rights or warrants or options to purchase any such Common Stock or Convertible Securities (collectively, the "Common Stock Equivalents") at a price per share less than $2.20 or without consideration, subject to appropriate adjustment in the event of any dividend, stock split, combination or other similar recapitalization affecting such shares (the “Full Ratchet Price”), other than as part of an "Exempt Issuance," as listed under Section 5(f) of the Certificate of Designations, then and in such event, with respect to the shares of Common Stock issued upon such mandatory conversion, each Purchaser shall be entitled to receive a number of additional Conversion Shares based upon the difference between the Conversion Price in effect at the time of the mandatory conversion and the Full Ratchet Price; provided, however, that in no event shall the number of additional Conversion Shares to be issued be based upon a Full Ratchet Price of less than $0.35, subject to any such appropriate adjustment in the event of any dividend, stock split, combination or other similar recapitalization. For the purposes of this Section 3.39, all shares of Common Stock issuable upon exercise of options outstanding immediately prior to such issue or upon conversion of Convertible Securities outstanding immediately prior to such issue are deemed outstanding. No adjustment shall be made pursuant to this Section 3.39 upon the issuance of any Additional Shares of Common Stock or Convertible Securities which are issued pursuant to the exercise of any Common Stock Equivalents, if any such adjustment shall previously have been made upon the issuance of such Common Stock Equivalents.

Section 3.40 No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

Section 3.41 Variable Securities. For so long as any Warrants remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Exercise Price (as defined in the Warrants) with respect to the Common Stock into which any Warrant is exercisable. This provision shall not prohibit the Company from issuing or selling any securities that contain customary anti-dilution provisions.

Section 3.42 Additional Negative Covenants. The Company agrees that it will not, without the consent of the Majority Holders (as defined in Section 7.4):

(a) engage in any business other than businesses engaged in or proposed to be engaged in by the Company on the date hereof or businesses similar thereto;

(b) merge or consolidate with any person or entity (other than mergers of wholly owned subsidiaries into the Company), or sell, lease or otherwise dispose of its assets other than in the ordinary course of business involving an aggregate consideration of more than ten percent (10%) of the book value of its assets on a consolidated basis in any 12-month period, or liquidate, dissolve, recapitalize or reorganize;

(c) incur any indebtedness for borrowed money or become a guarantor or otherwise contingently liable for any such indebtedness except for obligations incurred in the ordinary course of business;

(d) enter into any new agreement or make any amendment to any existing agreement, which by its terms would restrict the Company's performance of its obligations to holders of the Preferred Shares pursuant to this Agreement or any agreement contemplated hereby; or

(e)  enter into any agreement with any holder or prospective holder of any securities of the Company providing for the granting to such holder of registration rights, preemptive rights, special voting rights or protection against dilution.

Section 3.43 Intellectual Property and Commercial and Trade Secrets. Within ninety (90) days following the Closing Date, the inventor of the technology that is the subject of the patent shall assign and transfer all rights and ownership of the technology and the patent to the Company and the Company shall have the full title and right to use the patent. Further, within ninety (90) days following the Closing Date, the Company shall cause all of its commercial and trade secrets to be recorded and deposited with Loeb & Loeb, LLP to hold in trust. Such transfer and/or assignment of the patent and its rights of use shall be to the satisfaction and approval of JZJ which shall not be unreasonably withheld.

Section 3.44 Payment of Stamp Tax. Within ninety (90) days following the Closing Date, the Company shall cause the outstanding stamp tax disclosed in Schedule 2.1(kk)(iv) to be paid in full.

Section 3.45 Filing of PRC Certificates. Within ninety (90) days following the Closing Date, the Company shall cause Lihua Copper to file Certificate of Finance Registration to bring it up to date based on the change in business license and shall cause Lihua Electron to file and bring up to date its Certificate of Finance Registration, Social Insurance Register Certificate, Registration Certificate for the Customs for the Consignors and Consignees of Importing and Exporting Goods, Recordal and Registration Certificate of Self Inspection Units. Such filings of the above listed certificates shall be to the satisfaction and approval of JZJ which shall not be unreasonably withheld.

Section 3.46 Lihua Copper Pay-Off Loan from Lihua Electron. Within ninety (90) days following the Closing Date, Lihua Copper will repay the loan made by Lihua Electron in the amount of RMB 60,000,000 Yuan to Lihua Copper on June 26, 2008. Such repayment of the loan shall be to the satisfaction and approval of JZJ which shall not be unreasonably withheld.

Section 3.47 Payment of Purchasers’ PRC Legal Counsel. The Company shall pay to JZJ, the Purchasers’ PRC legal counsel, all reasonable and appropriate legal fees and expenses incurred to review all documents and confirm that the Company and its subsidiaries (including, but not limited to, Lihua Copper and Lihua Electron) are in compliance with all PRC laws and do not violate any covenants in this Article III.

ARTICLE IV

CONDITIONS

Section 4.1 Conditions Precedent to the Obligation of the Company to Sell the Units. The obligation hereunder of the Company to issue and sell the Units, and the underlying Preferred Shares and the Warrants to the Purchasers is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a) Accuracy of Each Purchaser’s Representations and Warranties. The representations and warranties of each Purchaser in this Agreement and each of the other Transaction Documents to which such Purchaser is a party shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) Delivery of Purchase Price. The Purchase Price for the Units shall have been delivered to the escrow agent pursuant to the Escrow General Agreement.

(e) Delivery of Transaction Documents. The Transaction Documents to which the Purchasers are parties shall have been duly executed and delivered by the Purchasers to the Company.

(f) Share Exchange Transaction. Prior to the Closing, the Share Exchange Transaction shall have been consummated.

Section 4.2 Conditions Precedent to the Obligation of the Purchasers to Purchase the Units. The obligation hereunder of each Purchaser to acquire and pay for the Units is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for each Purchaser’s sole benefit and may be waived by such Purchaser at any time in its sole discretion.

(a) Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and the other Transaction Documents shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all respects as of such date.

(b) Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(e) Series A Certificate of Designation of Rights and Preferences. Prior to the Closing, the Series A Certificate of Designation shall have been filed with the Secretary of State of Delaware.

(f) Opinions of Counsel, Etc. At the Closing, the Purchasers shall have received an opinion of U.S. counsel to the Company and an opinion of BVI counsel to Magnify Wealth Enterprise Limited, dated the date of the Closing, in substantially the form of Exhibit H hereto, and such other certificates and documents as the Purchasers or its counsel shall reasonably require incident to the Closing. Four (4) days prior to Closing, the Purchasers shall have received an opinion of PRC counsel to the PRC Subsidiaries, dated the date of the Closing with respect to the Share Exchange Agreement and such other matters as the Purchasers may reasonably request.

(g) Registration Rights Agreement. On the Closing Date, the Company shall have executed and delivered the Registration Rights Agreement to each Purchaser.

(h) Amendment to Articles of Association for Danyang Lihua Electron Co., Ltd. and Jiangsu Lihua Copper Industry Co., Ltd. Prior to the Closing Date, both Lihua Electron and Lihua Copper shall have amended its respective Articles of Association or any other corporate documents that are not then current or effective under applicable law in order to bring them current and consistent with the currently effective and applicable laws.

(i) Certificates. The Company shall have executed and delivered to the Purchasers the certificates (in such denominations as such Purchaser shall request) for the Preferred Shares and the Warrants being acquired by such Purchaser at the Closing (in such denominations as such Purchaser shall request) to such address set forth next to each Purchasers name on Exhibit A with respect to the Closing.

(j) Resolutions. The Board of Directors of the Company shall have adopted resolutions consistent with Section 2.1(b) hereof in a form reasonably acceptable to such Purchaser (the “Resolutions”).

(k) Reservation of Shares. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares and the exercise of the Warrants, a number of shares of Common Stock equal to one hundred thirty percent (130%) of the aggregate number of Conversion Shares issuable upon conversion of the Preferred Shares issued or to be issued pursuant to this Agreement and the number of Warrant Shares issuable upon exercise of the number of Warrants issued or to be issued pursuant to this Agreement.

(l) Transfer Agent. As of the Closing Date, the Company has retained the transfer agent listed on Schedule 2.1(gg).

(m) Lock-Up Agreements. As of the Closing Date, the persons listed on Schedule 3.18(i) and (ii) hereto and Magnify Wealth shall have delivered to the Purchasers fully executed Lock-Up Agreements in the form of Exhibit D-1, D-2 and D-3, respectively, attached hereto.

(n) Secretary’s Certificate. The Company shall have delivered to such Purchaser a secretary’s certificate, dated as of the Closing Date, as to (i) the resolutions adopted by the Board of Directors of the Company consistent with Section 2.1(b), (ii) the Articles, (iii) the Bylaws, (iv) the Series A Certificate of Designation, each as in effect at the Closing, and (v) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

(o) Officer’s Certificate. The Company shall have delivered to the Purchasers a certificate of an executive officer of the Company, dated as of the Closing Date, confirming the accuracy of the Company’s representations, warranties and covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.2 as of the Closing Date.

(p) Escrow General Agreement. On the Closing Date, the Company and the escrow agent shall have executed and delivered the Escrow General Agreement in the form of Exhibit E-1 attached hereto to each Purchaser.

(q) Securities Escrow Agreement. On the Closing Date, the Securities Escrow Agreement shall have been executed by the parties thereto and the Escrow Shares (as defined in the Securities Escrow Agreement) shall have been deposited into the escrow account pursuant to the terms of the Securities Escrow Agreement in the form of Exhibit E-2 attached hereto.

(r) Investor and Public Relations Escrow. On the Closing Date, the Investor and Public Relations Escrow Agreement shall have been executed by the parties thereto and the Escrowed Funds (as defined in the Investor and Public Relations Escrow Agreement) shall have been deposited with the escrow agent pursuant to the terms of the Investor and Public Relations Escrow Agreement in the form of Exhibit E-3 attached hereto.

(s) Material Adverse Effect. No Material Adverse Effect shall have occurred at or before the Closing Date.

(t) Share Exchange Transaction. Prior to the Closing Date, the Share Exchange Transaction shall have been consummated.

(u) Financial Statements. No later than the fifth Business Day prior to the Closing Date, the Company shall have delivered to the Purchasers the audited financial statements for the fiscal years ended December 31, 2006 and 2007 audited by GK Alliance, Certified Public Accountants and the unaudited financial statements for the six months ended June 30, 2008 and reviewed by GK Alliance, Certified Public Accountants (the “Ally Profit Financial Statements”), which Ally Profit Financial Statements shall be acceptable to the Purchasers.

(v) Capitalization Table. No later than the third Business Day prior to the Closing Date, the Company shall have delivered to each of the Purchasers a capitalization table setting forth (i) its capitalization, on a fully diluted basis immediately prior to the Closing and (ii) its pro forma capitalization, on a fully diluted basis, giving effect to the consummation of the transactions contemplated by this Agreement. In each case, the table shall list all outstanding options, warrants and other securities convertible into equity of the Company.

(w) Draft Form 8-K. No later than three (3) Business Days prior to the Closing Date, the Company shall have delivered to each of the Purchasers, a draft of the Form 8-K (the “Draft Form 8-K”), in substantially final form, that it proposes to file with the Commission, which Draft Form 8-K, subject only to Purchaser’s comments, if any, shall be reasonably acceptable to the Purchasers.

(x) Draft Press Release. No later than two (2) Business Days prior to the Closing Date, the Company shall have delivered to each of the Purchasers, a draft of the press release announcing the transaction contemplated hereby (the “Draft Press Release”), in substantially final form, that it proposes to file with the Securities and Exchange Commission as part of Draft Form 8-K and distribute to the public, which Draft Press Release shall be reasonably acceptable to the Purchasers.

(y) Land Use Rights. Prior to the Closing Date, Lihua Electron and Lihua Copper have validly and legally filed the requisite documents with the relevant PRC governmental authorities to secure the land use rights for the property numbered “Gong G0814” and the requisite PRC governmental authorities have acknowledged such filing.

ARTICLE V

Stock Certificate Legend

Section 5.1 Legend. Each certificate representing the Preferred Shares, the Warrants and Warrant Shares and if appropriate, securities issued upon conversion or exercise thereof, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

THESE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

The Company agrees to reissue certificates representing any of the Conversion Shares or the Warrant Shares, without the legend set forth above if at such time, prior to making any transfer of any such securities, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer and removal will not be effected until: (a) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that the registration of the Conversion Shares or the Warrant Shares under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become effective under the Securities Act, (iii) the Company has received other evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the holder provides the Company with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected or a valid exemption exists with respect thereto. The Company will respond to any such notice from a holder within five (5) business days. In the case of any proposed transfer under this Section 5.1, the Company will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Company. The restrictions on transfer contained in this Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement. Whenever a certificate representing the Conversion Shares or the Warrant Shares is required to be issued to a Purchaser without a legend, in lieu of delivering physical certificates representing the Conversion Shares or the Warrant Shares (provided that a registration statement under the Securities Act providing for the resale of the Warrant Shares and Conversion Shares is then in effect), the Company may cause its transfer agent to electronically transmit the Conversion Shares or Warrant Shares to a Purchaser by crediting the account of such Purchaser or such Purchaser’s prime broker with the DTC through its DWAC system (to the extent not inconsistent with any provisions of this Agreement).

ARTICLE VI

Indemnification

Section 6.1 General Indemnity. The Company agrees to indemnify and hold harmless the Purchasers (and their respective directors, officers, managers, partners, members, shareholders, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Purchasers as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein. Further, the Company agrees to indemnify and hold harmless the Purchasers (and their respective directors, officers, managers, partners, members, shareholders, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Purchasers as a result of the failure of the Company or any of its subsidiaries to pay contributions for all employees or any other liability that arises from the failure to comply with any PRC rule or regulation, including any liability imposed by the Danyang Houxiang Labor Administrative Office or other local or national government authority. Each Purchaser severally but not jointly agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Company as a result of any inaccuracy in or breach of the representations, warranties or covenants made by such Purchaser herein. The maximum aggregate liability of each Purchaser pursuant to its indemnification obligations under this Article VI shall not exceed the portion of the Purchase Price paid by such Purchaser hereunder. In no event shall any “Indemnified Party” (as defined below) be entitled to recover consequential or punitive damages resulting from a breach or violation of this Agreement.

Section 6.2 Indemnification Procedure. Any party entitled to indemnification under this Article VI (an “Indemnified Party”) will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an Indemnified Party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the Indemnified Party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. In the event that the indemnifying party advises an Indemnified Party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Indemnified Party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The Indemnified Party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party which relates to such action or claim. The indemnifying party shall keep the Indemnified Party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the Indemnified Party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall be liable for any settlement if the indemnifying party is advised of the settlement but fails to respond to the settlement within thirty (30) days of receipt of such notification. Notwithstanding anything in this Article VI to the contrary, the indemnifying party shall not, without the Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the Indemnified Party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim. The indemnification required by this Article VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the Indemnified Party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the Indemnified Party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

ARTICLE VII

Miscellaneous

Section 7.1 Fees and Expenses. Except as otherwise set forth in this Agreement and the other Transaction Documents, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, provided that the Company shall pay all actual and reasonable attorneys’ fees and expenses (including disbursements and out-of-pocket expenses) up to a maximum of $60,000 incurred by the Purchasers in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions and the review of the Share Exchange Agreement (of which Vision Opportunity China hereby acknowledges receipt of $25,000). The Company shall also pay to Vision Opportunity China at the Closing in connection with due diligence expenses incurred by Vision Opportunity China an amount of $50,000 (of which Vision Opportunity China hereby acknowledges receipt of $10,000). The Company shall also pay all reasonable fees and expenses incurred by the Purchasers in connection with the enforcement of this Agreement or any of the other Transaction Documents, including, without limitation, all reasonable attorneys’ fees and expenses but only if the Purchasers are successful in any litigation or arbitration relating to such enforcement.

Section 7.2 Specific Enforcement, Consent to Jurisdiction.

(a) The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b) Each of the Company and the Purchasers (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchasers consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7.2 shall affect or limit any right to serve process in any other manner permitted by law. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The Company hereby appoints Loeb & Loeb, LLP, with offices at 345 Park Avenue, New York, New York 10154, as its agent for service of process in New York. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

Section 7.3 Entire Agreement; Amendment. This Agreement and the other Transaction Documents contains the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents, neither the Company nor any of the Purchasers makes any representations, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement nor any of the Transaction Documents may be waived or amended other than by a written instrument signed by the Company and the holders of at least fifty percent (50%) of the Preferred Shares then outstanding provided such consenting holders shall include Vision Opportunity China, so long as Vision Opportunity China (or any of its affiliates) holds more than 5% of its original investment, and CMHJ (or any of its affiliate), so long as CMHJ (or any of its affiliates) holds more than 5% of its original investment, (the “Majority Holders”), and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Preferred Shares, as the case may be.

Section 7.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:

Lihua International, Inc.
c/o Lihua Holdings Limited,
Houxiang Five Star Industry District
Danyang City, Jiangsu Province, PRC
Attention: Mr. Zhu Jianhua
Tel. No.:86 511 8632 5621
Fax No.:86 511 8631 2040

with copies (which shall not constitute notice) to:

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attention: Mitchell S. Nussbaum, Esq.
Tel. No.: (212) 407-4000
Fax No.: (212) 407-4990

If to any Purchaser:  At the address of such Purchaser set forth on Exhibit A to this Agreement, as the case may be, with copies to Purchaser’s counsel as set forth on Exhibit A or as specified in writing by such Purchaser.

with copies (which shall not constitute notice) to:

Anslow & Jaclin LLP
Attn.: Joseph M. Lucosky, Esq.
195 Route 9 South, Suite 204
Manalapan, NJ 07726
Tel. No.: (732) 409-1212
Fax No: (732) 577-1188

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

Section 7.5 Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 7.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 7.7 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Purchasers, as applicable, provided, however, that, subject to federal and state securities laws and as otherwise provided in the Transaction Documents, a Purchaser may assign its rights and delegate its duties hereunder in whole or in part to an affiliate or to a third party acquiring all or substantially all of its Shares or Warrants in a private transaction without the prior written consent of the Company or the other Purchasers, after notice duly given by such Purchaser to the Company provided, that no such assignment or obligation shall affect the obligations of such Purchaser hereunder and that such assignee agrees in writing to be bound, with respect to the transferred securities, by the provisions hereof that apply to the Purchasers. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. If any Purchaser transfers Preferred Shares purchased hereunder, any such penalty shares or liquidated damages, as the case may be, pursuant to this Agreement shall similarly transfer to such transferee with no further action required by the purchaser or the Company. Notwithstanding anything to the contrary set forth herein, only those Purchasers who own shares of Series A Preferred or Conversion Shares of the Company shall be entitled to receive any rights and benefits of this Agreement based on their ownership interest at the time when such rights or benefits accrue. If any Purchaser transfers Preferred Shares purchased hereunder, any and all rights and benefits pursuant to this Agreement shall similarly transfer to such transferee with no further action required by the Purchaser, the transferee or the Company. In the event that any Purchaser (or permitted assign) no longer holds shares of Series A Preferred or Conversion Shares such Purchaser will similarly not be entitled to any of the rights or benefits conferred upon such Purchaser pursuant to this Agreement.

Section 7.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 7.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

Section 7.10 Survival. The representations and warranties of the Company and the Purchasers shall survive the execution and delivery hereof and the Closing hereunder for a period of three (3) years following the Closing Date.

Section 7.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

Section 7.12 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchasers without the consent of the Purchasers unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

Section 7.13 Severability. The provisions of this Agreement and the Transaction Documents are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement or the Transaction Documents shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or the Transaction Documents and such provision shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 7.14 Further Assurances. From and after the date of this Agreement, upon the request of any Purchaser or the Company, each of the Company and the Purchasers shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Preferred Shares, the Conversion Shares, the Warrants, the Warrant Shares, the Series A Certificate of Designation, the Registration Rights Agreement and the other Transaction Documents.

Section 7.15 Currency. Unless otherwise indicated, all dollar amounts referred to in this Agreement are in United States Dollars. All amounts owing under this Agreement or any Transaction Document shall be paid in US dollars. All amounts denominated in other currencies shall be converted in the US dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into US dollars pursuant to this Agreement, the US dollar exchange rate as published in The Wall Street Journal on the relevant date of calculation.

Section 7.16 Judgment Currency.

(a) If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 7.17 referred to as the “Judgment Currency”) an amount due in US Dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the business day immediately preceding:

(i) the date of actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(ii) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section being hereinafter referred to as the “Judgment Conversion Date”).

(b) If in the case of any proceeding, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(c) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement.

Section 7.17 Termination. This Agreement may be terminated prior to Closing:

(a) by mutual written agreement of the Purchasers and the Company, a copy of which shall be provided to the escrow agent appointed under the Escrow General Agreement (the “Escrow Agent”); and

(b) by the Company or a Purchaser (as to itself but no other Purchaser) upon written notice to the other, with a copy to the Escrow Agent, if the Closing shall not have taken place by 6:30 p.m. Eastern time on the November 1, 2008; provided, that the right to terminate this Agreement under this Section 7.18(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

(c) In the event of a termination pursuant to Section 7.18(a) or 7.18(b), each Purchaser shall have the right to a return of up to its entire Purchase Price deposited with the Escrow Agent pursuant to this Agreement, without interest or deduction. The Company covenants and agrees to cooperate with such Purchaser in obtaining the return of its Purchase Price, and shall not communicate any instructions to the contrary to the Escrow Agent.

(d) In the event of a termination pursuant to this Section, the Company shall promptly notify all non-terminating Purchasers. Upon a termination in accordance with this Section 7.18, the Company and the terminating Purchaser(s) shall not have any further obligation or liability (including as arising from such termination) to the other and no Purchaser will have any liability to any other Purchaser under the Transaction Documents as a result therefrom.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

LIHUA INTERNATIONAL, INC.

By:	/s/ Zhu Jianhua
Name: Zhu Jianhua Title: Chief Executive Officer and President

By its execution and delivery of this signature page, the undersigned Purchaser hereby joins in and agrees to be bound by the terms and conditions of the Securities Purchase Agreement dated as of October 31, 2008 by and among Lihua International, Inc. and the Purchasers (as defined therein), as to the number of Units set forth below, and authorizes this signature page to be attached to the Purchase Agreement or counterparts thereof and for its name, address and number of Units purchased to be added to Exhibit A of the Purchase Agreement.

PURCHASER

[ ]

By:

Name:
Title:

Number of Units: Aggregate Purchase Price: $

EXHIBIT A TO THE
SECURITIES PURCHASE AGREEMENT

LIST OF PURCHASERS

EXHIBIT B TO THE
SECURITIES PURCHASE AGREEMENT

FORM OF SERIES A WARRANT

EXHIBIT C TO THE
SECURITIES PURCHASE AGREEMENT

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT D-1 TO THE
SECURITIES PURCHASE AGREEMENT

FORM OF LOCK-UP AGREEMENT FOR THE PRC SHAREHOLDERS

NY742244.3
666666-66666

LOCK-UP AGREEMENT

THIS AGREEMENT (this "Agreement") is dated as of October 31, 2008 by and between Lihua International, Inc., a Delaware corporation (the "Company"), and the persons set forth on Schedule A, attached hereto (each a "Shareholder" and collectively, the "Shareholders").

WHEREAS, the Company (i) entered into a share exchange transaction in which the holder of all of the equity interests in Ally Profit Investment Limited, a British Virgin Islands company, delivered all of such equity interests to the Company and received from the Company, as consideration, certain shares of the common stock of the Company, par value $0.0001 per share (such stock, the "Common Stock"; such transaction, the "Share Exchange Transaction") and (ii) intends to enter into a private placement financing transaction with certain accredited investors (the "Purchasers") whereby the Company will issue units composed of shares of newly-designated Series A Convertible Preferred Stock, par value $0.0001 per share and related warrants to purchase shares of Common Stock of the Company (the "Financing Transaction").

WHEREAS, in connection with the Financing Transaction, the Company entered into a Securities Purchase Agreement, dated as of the date hereof (the "Securities Purchase Agreement"), by and among the Company and the Purchasers, and certain other agreements, documents, instruments and certificates necessary to carry out the purposes thereof (collectively, the "Transaction Documents").

WHEREAS, in order to induce the Company and the Purchasers to enter into the Financing Transaction, the Shareholder has agreed not to sell any shares of the Company's Common Stock that the Shareholder presently owns on the date hereof, or may acquire on or after the date hereof, except in accordance with the terms and conditions set forth herein (collectively, the "Lock-Up Shares"). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Securities Purchase Agreement.

NOW, THEREFORE, in consideration of the covenants and conditions hereinafter contained, the parties hereto agree as follows:

1. Restriction on Transfer; Term. The Shareholder hereby agrees with the Company that such Shareholder will not offer, sell, contract to sell, assign, transfer, hypothecate, gift, pledge or grant a security interest in, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise, directly or indirectly) (each, a "Transfer"), any of the Lock-Up Shares and shall not Transfer such shares until a date that is twenty four (24) months following the date that the Company's common stock is listed and trading on the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select, the American Stock Exchange, the New York Stock Exchange, or any successor market thereto (each a "National Stock Exchange"), as the case may be (the "Lock-Up Period"). The Shareholder further agree that, during the twelve (12) months immediately following the Lock-Up Period, such Shareholder shall not transfer shares of Common Stock in an amount greater than ten percent (10%) of the prior calendar month's trading volume as reported by the National Stock Exchange on which it is listed. Notwithstanding the foregoing, if at any time any of the Lock-Up Shares are transferred to the Purchasers pursuant to the Securities Escrow Agreement for failure to attain the 2008 Performance Thresholds (as defined in the Securities Escrow Agreement), 2009 Performance Thresholds (as defined in the Securities Escrow Agreement) or its Listing Obligation (as defined in the Securities Escrow Agreement), then such portion of the Lock-Up Shares transferred to the Purchasers shall not be subject to the restrictions of this Section 1 of this Agreement. Notwithstanding the foregoing, the Shareholder shall be permitted to engage in a Transfer by means of a private sale or gift of the Lock-Up Shares, provided the Shareholder receives prior written consent from Vision Opportunity China, LP and such transferee shall still be subject to the restrictions provided by this Agreement. Notwithstanding the forgoing, if at any time Vision Opportunity China (or any of its affiliates) owns less than 5% of its original investment in the Financing Transaction and CMHJ Technology Fund II, L.P. (or any of its affiliate) owns less than 5% of its original investment in the Financing Transaction, then the Lock-Up Period shall expire and this Agreement shall terminate.

2. Ownership. During the Lock-Up Period, the Shareholder shall retain all rights of ownership in the Lock-Up Shares, including, without limitation, voting rights and the right to receive any dividends that may be declared in respect thereof, except as otherwise provided in the Transaction Documents whereby any benefits, rights, title or otherwise shall inure to the Purchasers.

3. Company and Transfer Agent. The Company is hereby authorized and required to disclose the existence of this Agreement to its transfer agent. The Company and its transfer agent are hereby authorized and required to decline to make any transfer of the Common Stock if such transfer would constitute a violation or breach of this Agreement and/or the Securities Purchase Agreement.

4. Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party's telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 4), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.

If to the Company:

with copies (which copies shall not constitute notice to the Company) to:

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attn.: Mitchell Nussbaum
Tel. No.: (212) 407.4159

Fax No.: (212) 504.3013

If to Shareholder,

____

c/o Lihua International, Inc.
Houxiang Five-Star Industry District
Danyang City, Jiangsu Province, PRC
Tel. No.: +86 511 8632 5621
Fax No.: +86 511 8631 2040

or to such other address as any party may specify by notice given to the other party in accordance with this Section 4.

5. Amendment. This Agreement may not be modified, amended, altered or supplemented, except by a written agreement executed by each of the parties hereto and Vision Opportunity China, provided, that Vision Opportunity China (or any of its affiliates) holds more than 5% of its original investment.

6. Entire Agreement. This Agreement contains the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter.

7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in that state, without regard to any of its principles of conflicts of laws or other laws which would result in the application of the laws of another jurisdiction. This Agreement shall be construed and interpreted without regard to any presumption against the party causing this Agreement to be drafted.

8. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH OF THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN NEW YORK COUNTY OR SUCH DISTRICT, AND AGREES THAT SERVICE OF ANY SUMMONS, COMPLAINT, NOTICE OR OTHER PROCESS RELATING TO SUCH SUIT, ACTION OR OTHER PROCEEDING MAY BE EFFECTED IN THE MANNER PROVIDED IN SECTION 4.

9. Severability. The parties agree that if any provision of this Agreement be held to be invalid, illegal or unenforceable in any jurisdiction, that holding shall be effective only to the extent of such invalidity, illegally or unenforceability without invalidating or rendering illegal or unenforceable the remaining provisions hereof, and any such invalidity, illegally or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. It is the intent of the parties that this Agreement be fully enforced to the fullest extent permitted by applicable law.

10. Binding Effect; Assignment. This Agreement and the rights and obligations hereunder may not be assigned by the Shareholder hereto without the prior written consent of the Company. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11. Headings. The section headings contained in this Agreement (including, without limitation, section headings and headings in the exhibits and schedules) are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa.

12. Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, by facsimile or other electronic transmission, each of which when executed shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same document. This Agreement shall become effective when one or more counterparts, taken together, shall have been executed and delivered by all of the parties hereto.

[SIGNATURE PAGE TO LOCK-UP AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above herein.

LIHUA INTERNATIONAL, INC.

SHAREHOLDER:

By: ____________________
Name: Chu Fo Ho

Zhu Jianhua lock up

[SIGNATURE PAGE TO LOCK-UP AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above herein.

LIHUA INTERNATIONAL, INC.

By: ____________________
Name: Yaying Wang
Title: Chief Operating Officer

SHAREHOLDER:

By: ____________________
Name: Zhu Jianhua

[SIGNATURE PAGE TO LOCK-UP AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above herein.

LIHUA INTERNATIONAL, INC.

SHAREHOLDER:

By: ______________________
Name: Yang (Roy) Yu

SIGNATURE PAGE TO LOCK-UP AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above herein.

LIHUA INTERNATIONAL, INC.

SHAREHOLDER:

By: ____________________
Name: Yaying Wang

Zhenshan Yu Lock-up Signature page

SIGNATURE PAGE TO LOCK-UP AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above herein.

LIHUA INTERNATIONAL, INC.

SHAREHOLDER:

By: ______________________
Name: Zhenshan Yu

SCHEDULE A

Mr. Chu Fu Ho

Mr. Zhu Jianhua

Mr. Yu Yang

Mr. Wang Yaying

Mr. Yu Zhenshan

EXHIBIT D-2 TO THE
SECURITIES PURCHASE AGREEMENT

FORM OF LOCK-UP AGREEMENT FOR ORIGINAL SHAREHOLDERS

NY742244.3
666666-66666

ORIGINAL SHAREHOLDER LOCK-UP AGREEMENT

THIS AGREEMENT (this "Agreement") is dated as of October 31, 2008 by and between Lihua International, Inc., a Delaware corporation (the "Company"), and the persons set forth on Schedule A, attached hereto (each a "Shareholder" and collectively, the "Shareholders").

WHEREAS, the Company entered into (i) a share exchange transaction in which the holder of all of the equity interests in Ally Profit Investments Limited, a British Virgin Islands company, delivered all of such equity interests to the Company and received from the Company, as consideration, certain shares of the common stock of the Company, par value $0.0001 per share (such stock, the "Common Stock"; such transaction, the "Share Exchange Transaction"), and (ii) intends to enter into a private placement financing transaction with certain accredited investors (the "Purchasers") whereby the Company will issue units composed of shares of a newly-designated Series A Convertible Preferred Stock, par value $0.0001 per share and related warrants to purchase shares of Common Stock of the Company (the "Financing Transaction").

WHEREAS, in connection with the Financing Transaction, the Company entered into a Securities Purchase Agreement, dated as of the date hereof (the "Securities Purchase Agreement"), by and among the Company and the Purchasers, and certain other papers, agreements, documents, instruments and certificates necessary to carry out the purposes thereof (collectively, the "Transaction Documents").

WHEREAS, in connection with the Financing Transaction, the Company issued warrants to the Shareholders signatory hereto in the amount set forth on Schedule A (the "Placement Agent and Financial Advisor Warrants").

WHEREAS, in order to induce the Company and the Purchasers to enter into the Financing Transaction, the Shareholders have agreed not to sell any shares of the Company's Common Stock, except in accordance with the terms and conditions set forth herein and except for securities purchased by any of the Shareholders as Purchasers in the Financing Transaction, that (i) the Shareholders presently own on the date hereof; and (ii) are issuable upon the exercise of the Placement Agent and Financial Advisor Warrants (collectively, the "Lock-Up Shares"). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Securities Purchase Agreement.

NOW, THEREFORE, in consideration of the covenants and conditions hereinafter contained, the parties hereto agree as follows:

1. Restriction on Transfer; Term. Each Shareholder hereby agrees with the Company that such Shareholders will not offer, sell, contract to sell, assign, transfer, hypothecate, gift, pledge or grant a security interest in, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise, directly or indirectly) (each, a "Transfer"), any of the Lock-Up Shares and shall not Transfer such shares until the earlier of: (i) a date that is six (6) months following the date that the Company's common stock is listed and trading on the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select, the American Stock Exchange, the New York Stock Exchange, or any successor market thereto (each a "National Stock Exchange"); and (ii) the date that is eighteen (18) months following the date that the Initial Registration Statement (as defined in the Registration Rights Agreement) is declared effective by the Securities and Exchange Commission, as the case may be (the "Lock-Up Period"). The Shareholders further agree that during the twelve (12) months immediately following the Lock-Up Period, each Shareholder shall not Transfer, during each subsequent calendar month (a "Trading Period"), more than the following number of shares:

$$A = (Z)*(X/Y)$$

Where:

A = the total number of shares each Shareholder may transfer per month for the Trading Period

X = the number of shares owned by such Shareholder as of the date hereof

Y = the Lock-Up Shares

Z = one-tenth (1/10) of the total trading volume of the Company's common stock for the preceding calendar month which shall be determined on the first trading day of each calendar month.

Notwithstanding the forgoing, if at any time both Vision Opportunity China (or any of its affiliates) and CMHJ Technology Fund II, L.P. (or any of its affiliate) own, on a non-aggregated basis, less than 5% of their original investments then the Lock-Up Period shall expire and this Agreement shall terminate.

2. Ownership. During the Lock-Up Period, the Shareholders shall retain all rights of ownership in the Lock-Up Shares, including, without limitation, voting rights and the right to receive any dividends that may be declared in respect thereof, except as otherwise provided in the Transaction Documents whereby any benefits, rights, title or otherwise shall inure to the Purchasers.

3. Company and Transfer Agent. The Company is hereby authorized and required to disclose the existence of this Agreement to its transfer agent. The Company and its transfer agent are hereby authorized and required to decline to make any transfer of the Common Stock if such transfer would constitute a violation or breach of this Agreement and/or the Securities Purchase Agreement.

4. Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party's telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 4), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.

If to the Company:

Lihua International, Inc.

with copies (which copies shall not constitute notice to the Company) to:

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attn.: Mitchell Nussbaum
Tel. No.: (212) 407-4159
Fax No.: (212) 504-3013

If to a Shareholder, to the address set forth on Schedule A attached hereto.

or to such other address as any party may specify by notice given to the other party in accordance with this Section 4.

5. Amendment. This Agreement may not be modified, amended, altered or supplemented, except by a written agreement executed by each of the parties hereto and Vision Opportunity China, provided, that Vision Opportunity China (or any of its affiliates) holds more than 5% of its original investment.

6. Entire Agreement. This Agreement contains the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter.

7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in that state, without regard to any of its principles of conflicts of laws or other laws which would result in the application of the laws of another jurisdiction. This Agreement shall be construed and interpreted without regard to any presumption against the party causing this Agreement to be drafted.

8. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH OF THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN NEW YORK COUNTY OR SUCH DISTRICT, AND AGREES THAT SERVICE OF ANY SUMMONS, COMPLAINT, NOTICE OR OTHER PROCESS RELATING TO SUCH SUIT, ACTION OR OTHER PROCEEDING MAY BE EFFECTED IN THE MANNER PROVIDED IN SECTION 4.

9. Severability. The parties agree that if any provision of this Agreement be held to be invalid, illegal or unenforceable in any jurisdiction, that holding shall be effective only to the extent of such invalidity, illegally or unenforceability without invalidating or rendering illegal or unenforceable the remaining provisions hereof, and any such invalidity, illegally or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. It is the intent of the parties that this Agreement be fully enforced to the fullest extent permitted by applicable law.

10. Binding Effect; Assignment. This Agreement and the rights and obligations hereunder may not be assigned by any Shareholder hereto without the prior written consent of the Company. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11. Headings. The section headings contained in this Agreement (including, without limitation, section headings and headings in the exhibits and schedules) are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa.

12. Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, by facsimile or other electronic transmission, each of which when executed shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same document. This Agreement shall become effective when one or more counterparts, taken together, shall have been executed and delivered by all of the parties hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[COMPANY SIGNATURE PAGE TO LOCK-UP AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above herein.

LIHUA INTERNATIONAL, INC.

NY746352.1
213426-10001

[SHAREHOLDER SIGNATURE PAGE TO LOCK UP AGREEMENT]

SHAREHOLDERS

By: ______________________
Name: Michael Rapp

By: ______________________
Name: Philip Wagenheim

By: ______________________
Name: Clifford W. Chapman, Jr.

By: ______________________
Name: Gerald Scott Klayman

By: ______________________
Name: Charles W. Allen

By: ______________________
Name: [illegible] Appel

By: ______________________
Name: Ari Raskas

By: ______________________
Name: Corby T. Hocker

Penumbra Worldwide LTD.

By: ______________________
Name:
Title:

By: ______________________
Name: David Prince

[SHAREHOLDER SIGNATURE PAGE TO LOCK UP AGREEMENT]

SHAREHOLDERS

By: ______________________
Name: Michael Rapp

By: ______________________
Name: Philip Wagenheim

By: ______________________
Name: Clifford W. Chapman, Jr.

By: ______________________
Name: Gerald Scott Klayman

By: ______________________
Name: Charles W. Allen

By: ______________________
Name: Jeff Appel

By: ______________________
Name: Ari Raskas

By: ______________________
Name: Corby T. Hocker

Penumbra Worldwide LTD.

By: [signature]
Name: SAMUEL MAY
Title: CEO

[SHAREHOLDER SIGNATURE PAGE TO LOCK UP AGREEMENT]

SHAREHOLDERS

By: ______________________
Name: Michael Rapp

By: ______________________
Name: Philip Wagenheim

By: ______________________
Name: Clifford W. Chapman, Jr.

By: G. Scott Kl
Name: Gerald Scott Klayman

By: ______________________
Name: Charles W. Allen

By: ______________________
Name: Jeff Appel

By: ______________________
Name: Ari Raskas

By: ______________________
Name: Corby T. Hocker

Penumbra Worldwide LTD.

By: ______________________
Name:
Title:

Schedule A

SHAREHOLDERS NAME	ADDRESS	NUMBER OF SHARES	NUMBER OF PLACEMENT AGENT AND FINANCIAL ADVISOR WARRANT SHARES
Michael Rapp	c/o Broadband Capital Mgt 712 Fifth Avenue, 49th Floor New York, NY 10019	129,967	60,650
Philip Wagenheim	c/o Broadband Capital Mgt 712 Fifth Avenue, 49th Floor New York, NY 10019	65,033	33,350
Clifford W. Chapman Jr.	10 Warren Avenue Spring Lake, NJ 07762	195,000	100,000
Gerald Scott Klayman	Gerald Klayman C/O Nancy Xue, Intel Corporation 5002 Shennan Road 55th Floor Diwang Commercial Centre Shenzhen, Guangdong 518008 PRC	243,750	125,000
Charles W. Allen	244 East 32nd Street, Apt 2F New York, NY 10016	29,250	15,000
Jeff Appel	200 East 69th St, Apt 18D New York, NY 10021	24,375	12,500
Ari Raskas	805 Wilmot Road Scarsdale, NY 10583	24,375	12,500
Corby T. Hocker	91 Hollow Tree Ridge Road, Darien, CT 06820	19,500	10,000
David Prince	800 6th Avenue Apt 20B New York, NY 10001		6,000
Penumbra Worldwide LTD	Unit D, 11th Floor Ho Lee Commercial Bldg 38-44 D'Aguilar Street Central, Hong Kong, China	243,750	125,000

EXHIBIT D-3 TO THE
SECURITIES PURCHASE AGREEMENT

FORM OF LOCK-UP AGREEMENT FOR MAGNIFY WEALTH

EXHIBIT E-1 TO THE
SECURITIES PURCHASE AGREEMENT

FORM OF ESCROW GENERAL AGREEMENT

EXHIBIT E-2 TO THE
SECURITIES PURCHASE AGREEMENT

FORM OF SECURITIES ESCROW AGREEMENT

EXHIBIT E-3 TO THE
SECURITIES PURCHASE AGREEMENT

FORM OF INVESTOR AND PUBLIC RELATIONS ESCROW AGREEMENT

EXHIBIT E-4 TO THE
SECURITIES PURCHASE AGREEMENT

FORM OF LIHUA SHAREHOLDER ESCROW AGREEMENT

EXHIBIT F TO THE
SECURITIES PURCHASE AGREEMENT

SERIES A CERTIFICATE OF DESIGNATION

EXHIBIT G TO THE
SECURITIES PURCHASE AGREEMENT

IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

as of October 31, 2008

Corporate Stock Transfer
3200 Cherry Creek Drive South
Suite 430
Denver, CO 80209
Attn: Carylyn Bell

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement (the "Purchase Agreement"), dated as of October 31, 2008, by and among Lihua International, Inc., a Delaware corporation (the "Company"), and each of the Purchasers of Units whose names are set forth on Exhibit A hereto (individually, a "Purchaser" and collectively, the "Purchasers"), pursuant to which the Company is issuing to the Purchasers shares of its Series A Convertible Preferred Stock, par value \$0.0001 per share, (the "Preferred Shares") and warrants (the "Warrants") to purchase shares of the Company's common stock, par value \$0.0001 per share (the "Common Stock"). This letter shall serve as our irrevocable authorization and direction to you provided that you are the transfer agent of the Company at such time) to issue shares of Common Stock upon conversion of the Preferred Shares (the "Conversion Shares") and exercise of the Warrants (the "Warrant Shares") to or upon the order of a Purchaser from time to time upon (i) surrender to you of a properly completed and duly executed Conversion Notice or Exercise Notice, as the case may be, (ii) in the case of the conversion of Preferred Shares, a copy of the certificates (with the original certificates delivered to the Company) representing Preferred Shares being converted or, in the case of Warrants being exercised, a copy of the Warrants (with the original Warrants delivered to the Company) being exercised (or, in each case, an indemnification undertaking with respect to such share certificates or the warrants in the case of their loss, theft or destruction), and (iii) delivery of a treasury order or other appropriate order duly executed by a duly authorized officer of the Company. So long as you have previously received (x) written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares or Warrant Shares, as applicable, has been declared effective by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and no subsequent notice by the Company or its counsel of the suspension or termination of its effectiveness and (y) a copy of such registration statement, and if the Purchaser represents in writing that the Conversion Shares or the Warrant Shares, as the case may be, were sold pursuant to the Registration Statement, then certificates representing the Conversion Shares and the Warrant Shares, as the case may be, shall not bear any legend restricting transfer of the Conversion Shares and the Warrant Shares, as the case may be, thereby and should not be subject to any stop-transfer restriction. Provided, however, that if you have not previously received those items and

NY745954.2
213426-10001

representations listed above, then the certificates for the Conversion Shares and the Warrant Shares shall bear the following legend:

Further, please reserve for issuance to the Purchasers, 8,863,637 Conversion Shares and 1,950,000 Warrant Shares. All such shares shall remain in reserve with the Transfer Agent until such shares are taken out of reserve pursuant to a Conversion Notice or Exercise Notice, as applicable.

Please be advised that the Purchasers are relying upon this letter as an inducement to enter into the Purchase Agreement and, accordingly, each Purchaser is a third party beneficiary to these instructions.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at +86-511-8631-7399, or the Company's legal counsel, Mitchell S. Nussbaum, Esq. at Loeb and Loeb LLP at 212-407-4159.

Very truly yours,

LIHUA INTERNATIONAL, INC.

By: ____________________

Name: Jianhua Zhu

Title: Chief Executive Officer

NY745954.2
213426-10001

ACKNOWLEDGED AND AGREED:

CORPORATE STOCK TRANSFER

By: ______________________

Name: Carylyn Bell

Title: PRESIDENT

Date: 10/29/08

EXHIBIT H TO THE
SECURITIES PURCHASE AGREEMENT

FORM OF OPINION OF COUNSEL

1.  The Company is validly existing and in good standing as a corporation under the laws of the State of Delaware and has the corporate power to own, lease and operate its properties and assets, and to carry on its business as presently conducted.

2. The Company has the corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Preferred Shares, the Warrants and the Common Stock issuable upon exercise of the Warrants and conversion of the Preferred Shares. The execution, delivery and performance of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action. Each of the Transaction Documents has been duly executed and delivered, and the Warrants have been duly executed, issued and delivered by the Company and each of the Transaction Documents constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms. The Common Stock issuable upon exercise of the Warrants and conversion of the Preferred Shares are not subject to any preemptive rights under the Articles or the Bylaws.

3. The Preferred Shares have been duly authorized and, when delivered against payment in full as provided in the Purchase Agreement, will be validly issued, fully paid and nonassessable.

4. The execution, delivery and performance of and compliance with the terms of the Transaction Documents and the issuance of the Preferred Shares, the Warrants and the Common Stock issuable upon exercise of the Warrants and conversion of the Preferred Shares do not (i) violate any provision of the Articles or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which, to our knowledge, the Company is a party, or result in a violation of any federal, state, local or foreign statute, rule, regulation, or, to our knowledge, order, judgment, injunction or decree applicable to the Company or by which any property or asset of the Company is bound or affected.

5. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required under Federal, state or local law, rule or regulation in connection with the valid execution and delivery of the Transaction Documents, or the offer, sale or issuance of the Preferred Shares, the Warrants or the Common Stock issuable upon exercise of the Warrants or conversion of the Preferred Shares other than the Registration Statement and applicable “Blue Sky” or state securities filings.

6. To our knowledge, there is no action, suit, claim, investigation or proceeding pending or threatened against the Company which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. To our knowledge, there is no action, suit, claim, investigation or proceeding pending, or threatened, against or involving the Company or any of its properties or assets and which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

7. Based upon the representations of the Purchasers and the Placement Agent in their certificate delivered to us today, the offer, issuance and sale of the Preferred Shares and the Warrants and the offer, issuance and sale of the shares of Common Stock issuable upon exercise of the Warrants or conversion of the Preferred Shares pursuant to the Purchase Agreement, as applicable, are exempt from the registration requirements of the Securities Act.

Very truly yours,